Exhibit 99.2

Risk factors

Except as otherwise specified or indicated by the context, references to “we,” “us,” “our” or the “company” are to TuHURA Biosciences, Inc. and its wholly owned subsidiaries.

SUMMARY OF RISK FACTORS

The following is a summary of the principal risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, cash flows, prospects and/or the price of our outstanding securities and make an investment in our securities speculative or risky. You should read this summary together with the more detailed description of each risk factor contained below.

•	We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never achieve or maintain profitability.

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We may need substantial additional funding to allow us to support through clinical development and commercial launch, and if we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

•	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

•	We are a clinical stage biopharmaceutical company and have a limited operating history upon which to base an investment decision.

•	We will face intense competition and may not be able to compete successfully.

•	We may incur substantial product liability or indemnification claims relating to the use of our product candidates.

•	Our product candidates are at an early stage of development and may not be successfully developed or commercialized.

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Any product candidates we advance into and through clinical development are subject to extensive regulation, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

•	If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

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Because the results of preclinical studies and early clinical trials are not necessarily predictive of future results, any product candidate we advance into clinical trials may not have favorable results in later clinical trials, if any, or receive regulatory approval.

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If we breach our license or other intellectual property-related agreements for our product candidates or otherwise experience disruptions to our business relationships with our licensor, we could lose the ability to continue the development and commercialization of our product candidates.

•	Our success will depend upon intellectual property, proprietary technologies and regulatory market exclusivity periods, and we may be unable to protect our intellectual property.

•	We may not realize the anticipated benefits from the Kineta Merger.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below before investing in our securities. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks occur, our business, operating results and prospects could be materially harmed. In that event, the price of our Common Stock could decline, and you could lose part or all of your investment.

Risks Relating to TuHURA’s Business and Industry

TuHURA’s recurring losses from operations and financial condition raise substantial doubt about its ability to continue as a going concern.

TuHURA’s recurring losses from operations and financial condition raise substantial doubt about its ability to continue as a going concern. In TuHURA’s financial statements for the six months ended June 30, 2025, and the year ended December 31, 2024 and 2023, TuHURA concluded that its recurring losses from operations and need for additional financing to fund future operations raise substantial doubt about TuHURA’s ability to continue as a going concern. Similarly, TuHURA’s independent registered public accounting firm included an explanatory paragraph in its report on TuHURA’s financial statements for the year ended December 31, 2024 with respect to this uncertainty. TuHURA’s ability to continue as a going concern will require it to obtain additional funding. If TuHURA is unable to obtain sufficient funding, its business, prospects, financial condition and results of operations will be materially and adversely affected, and TuHURA may be unable to continue as a going concern. If TuHURA is unable to raise capital when needed or on acceptable terms, it would be forced to delay, limit, reduce or terminate its product development or future commercialization efforts of one or more of its product candidates, or may be forced to reduce or terminate its operations. If TuHURA is unable to continue as a going concern, TuHURA may have to liquidate its assets and may receive less than the value at which those assets are carried on its audited financial statements, and it is likely that investors will lose all or part of their investment. If TuHURA seeks additional financing to fund its business activities in the future and there remains substantial doubt about its ability to continue as a going concern, investors and other financing sources may be unwilling to provide additional funding to it on commercially reasonable terms, if at all.

TuHURA is a clinical-stage company and has a limited operating history, which may make it difficult to evaluate TuHURA’s current business and predict its future performance.

TuHURA is a clinical-stage pharmaceutical company and has no products approved for commercial sale. TuHURA employs a multi-indication immunomodulator platform (ImmuneFx) that utilizes both cell and gene therapies, together, to stimulate the immune system to recognize and combat tumor cells. Although there have been significant advances in cell and gene-based immunotherapies, TuHURA’s immunomodulatory platforms are new and largely unproven. TuHURA’s operations to date have been limited to organizing and staffing the company, business planning, raising capital, developing its technology, identifying potential product candidates, undertaking preclinical studies, and conducting clinical trials. If one of TuHURA’s product candidates received regulatory approval, TuHURA would need to transition from a company with a research and development focus to a company capable of supporting commercial activities. TuHURA may not be successful in such a transition. In addition, TuHURA’s limited operating history, particularly in light of the rapidly evolving cancer immunotherapy field, may make it difficult to evaluate its current business and predict its future performance. TuHURA will encounter risks and difficulties frequently experienced by early-stage companies in rapidly evolving fields. If it does not address these risks successfully, TuHURA’s business will suffer.

TuHURA has incurred significant losses since inception and expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future.

TuHURA is not profitable and has incurred significant losses in each period since TuHURA’s inception, including net losses of $22.6 million and $29.3 million for the years ended December 31, 2024 and 2023, respectively, (which includes the expensing of the entire $16.2 million purchase price for the assets of TuHURA Biopharma, Inc., of which $15 million was paid in the form of Common Stock), and $16.2 million and $10.1 million for the six months ended June 30, 2025 and 2024, respectively. As of June 30, 2025, we had an accumulated deficit of $127.3 million. To date, TuHURA has financed its operations primarily through private placements of its preferred stock and convertible notes. TuHURA has not commercialized any products and has never generated any revenue from product sales. TuHURA expects these losses to increase as it continues to incur significant research and development and other expenses related to TuHURA’s ongoing operations, seeks regulatory approvals for TuHURA’s product candidates, scales-up manufacturing capabilities and hires additional personnel to support the development of its product candidates and to enhance its operational, financial and information management systems.

A critical aspect of TuHURA’s strategy is to invest significantly in its technology platform to improve the efficacy and safety of its product candidates. To become and remain profitable, TuHURA must develop and eventually commercialize products with significant market potential, which it may never achieve. Even if TuHURA succeeds in commercializing one or more of these product candidates, TuHURA will continue to incur losses for the foreseeable future relating to its substantial research and development expenditures to develop TuHURA’s technologies. TuHURA may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect its business. The size of TuHURA’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. TuHURA’s prior losses and expected future losses have had and will continue to have an adverse effect on its stockholders’ equity and working capital. Further, the net losses TuHURA incurs may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of its results of operations may not be a good indication of TuHURA’s future performance. If TuHURA does not achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. TuHURA’s failure to become and remain profitable would decrease the value of the company and could impair its ability to raise capital, maintain its discovery and preclinical and clinical development efforts, expand its business or continue its operations and may require TuHURA to raise additional capital that may dilute your ownership interest. A decline in the value of TuHURA could also cause you to lose all or part of your investment.

TuHURA has never generated any revenue from product sales for its human drug candidates and its ability to generate revenue from product sales and become profitable depends significantly on its success in numerous endeavors.

TuHURA has no products approved for commercial sale, has not generated any revenue from product sales, and does not anticipate generating any revenue from product sales until sometime after TuHURA has received regulatory approval for the commercial sale of a product candidate. TuHURA’s ability to generate revenue and achieve profitability depends significantly on its success in many endeavors, including:

•	completing research regarding, and nonclinical and clinical development of, TuHURA’s product candidates;

•	obtaining regulatory approvals and marketing authorizations for product candidates for which TuHURA completes clinical trials;

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developing a sustainable and scalable manufacturing process for TuHURA’s product candidates, including establishing and maintaining commercially viable supply relationships with third parties and establishing TuHURA’s own manufacturing capabilities and infrastructure;

•	launching and commercializing product candidates for which TuHURA obtains regulatory approvals and marketing authorizations, either directly or with a collaborator or distributor;

•	obtaining market acceptance of TuHURA’s product candidates as viable treatment options;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new product candidates;

•	negotiating favorable terms in any collaboration, licensing, or other arrangements into which TuHURA may enter;

•	maintaining, protecting, and expanding TuHURA’s portfolio of intellectual property rights, including patents, trade secrets, and know-how; and

•	attracting, hiring, and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with biopharmaceutical product development, TuHURA is unable to accurately predict the timing or amount of increased expenses or when, or if, TuHURA will be able to achieve profitability. If TuHURA is required by the U.S. Food and Drug Administration (the “FDA”), or other regulatory agencies, domestic or foreign, or other comparable foreign authorities, to perform preclinical studies or clinical trials in addition to those TuHURA currently anticipates, or if there are any delays in completing its clinical trials or the development of any of its product candidates, TuHURA’s expenses could increase and revenue could be further delayed.

Even if one or more of the product candidates that TuHURA develops is approved for commercial sale, TuHURA anticipates incurring significant costs associated with commercializing any approved product candidate. TuHURA’s expenses could increase beyond expectations if TuHURA is required by the FDA or other regulatory agencies, domestic or foreign, to change its manufacturing processes or assays, or to perform clinical, nonclinical, or other types of studies in addition to those that TuHURA currently anticipates. If TuHURA is successful in obtaining regulatory approvals to market of one or more of its product candidates, its revenue will be dependent, in part, upon the size of the markets in the territories for which TuHURA gains regulatory approval, the accepted price for the product, the ability to get [reimbursement at any price], and whether TuHURA owns the commercial rights for that territory. If the number of TuHURA’s addressable disease patients is not as significant as it estimates, the indication approved by regulatory authorities is narrower than it expects, or the reasonably accepted population for treatment is narrowed by competition, physician choice or treatment guidelines, TuHURA may not generate significant revenue from sales of such products, even if approved. If TuHURA is not able to generate revenue from the sale of any approved products, TuHURA may never become profitable.

TuHURA will require substantial additional capital to finance its operations in the future. If TuHURA fails to obtain additional financing on acceptable terms or at all, it may be unable to complete the development and commercialization of its product candidates.

TuHURA’s operations have required substantial amounts of cash since inception. TuHURA expects to continue to spend substantial amounts to continue the clinical development of its product candidates, particularly as TuHURA advances the development of its lead product candidate IFx-Hu2.0 as a potential treatment for patients with melanoma, bladder and cervical cancers. Additionally, as a result of the acquisition of Kineta in June 2025, TuHURA will require additional capital for the investigation of TBS-2025 in a Phase 2 trial with a menin inhibitor in NPM1 mutated AML. If TuHURA obtains orphan drug designation and marketing approval for IFx, TBS-2025 or any of TuHURA’s product candidates, TuHURA expects to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution.

As of June 30, 2025, TuHURA had cash and cash equivalents of $8.5 million. TuHURA will continue to incur costs associated with its operations, as well as additional costs associated with operating as a public company. Accordingly, TuHURA will require substantial additional funding to continue its operations. Based on its current operating plan, TuHURA believes that its existing cash, cash equivalents and short-term investments should be sufficient to fund its operations through late fourth quarter of 2025. This estimate is based on assumptions that may prove to be materially wrong, and TuHURA could use its available capital resources sooner than it currently expects because of circumstances beyond its control. TuHURA may require additional capital for the further development and commercialization of TuHURA’s product candidates and may need to raise additional funds sooner if TuHURA chooses to pursue additional indications or geographies for its product candidates or otherwise expand more rapidly than it presently anticipates. Any additional fundraising efforts may divert TuHURA’s management from their day-to-day activities, which may adversely affect TuHURA’s ability to develop and commercialize its product candidates.

TuHURA cannot be certain that additional funding will be available on acceptable terms, or at all. TuHURA’s ability to raise additional funding will depend on financial, economic and market conditions and other factors, over which TuHURA may have no or limited control. In addition, TuHURA’s ability to obtain future funding when needed through equity financings, debt financings or strategic collaborations may be particularly challenging in light of the uncertainties and circumstances resulting from the ongoing military conflict between Russian and Ukraine, as well as the ongoing conflict between Israel and Hamas, and the global impacts of such conflicts. TuHURA has no committed source of additional capital and if it is unable to raise additional capital in sufficient amounts or on terms acceptable to the company, TuHURA may have to significantly delay, scale back or discontinue the development or commercialization of its product candidates or other research and development initiatives. TuHURA’s license and collaboration agreements may also be terminated if it is unable to meet the payment obligations under the agreements. TuHURA could be required to seek collaborators for its product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms TuHURA’s rights to its product candidates in markets where it otherwise would seek to pursue development or commercialization itself.

Any of the above events could significantly harm TuHURA’s business, prospects, financial condition, and results of operations and cause the price of shares of Common Stock to decline.

The biotechnology and immunotherapy industries are characterized by rapid technological developments and a high degree of competition. TuHURA may be unable to compete with more substantial enterprises.

The biotechnology and biopharmaceutical industries are characterized by rapid technological developments and a high degree of competition. As a result, TuHURA’s actual or proposed immunotherapies could become obsolete before TuHURA recoups any portion of TuHURA’s related research and development and commercialization expenses. Competition in the biopharmaceutical industry is based significantly on scientific and technological factors. These factors include the availability of patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain governmental approval for testing, manufacturing, and marketing. TuHURA competes with specialized biopharmaceutical firms in the United States, Europe and elsewhere, as well as a growing number of large pharmaceutical companies that are applying biotechnology to their operations. Many biopharmaceutical companies have focused their development efforts in the human therapeutics area, including cancer. Many major pharmaceutical companies have developed or acquired internal biotechnology capabilities or made commercial arrangements with other biopharmaceutical companies. These companies, as well as academic institutions, governmental agencies and private research organizations, also compete with TuHURA in recruiting and retaining highly qualified scientific personnel and consultants. TuHURA’s ability to compete successfully with other companies in the pharmaceutical field will also depend to a considerable degree on the continuing availability of capital to the company.

TuHURA is aware of certain investigational new drugs under development or approved products by competitors that are used for the prevention, diagnosis, or treatment of certain diseases TuHURA has targeted for drug development. Various companies are developing biopharmaceutical products that have the potential to directly compete with TuHURA’s immunotherapies even though their approach may be different. The competition comes from both biotechnology firms and from major pharmaceutical companies. Many of these companies have substantially greater financial, marketing, and human resources than TuHURA. TuHURA also experiences competition in the development of its immunotherapies from universities, other research institutions and others in acquiring technology from such universities and institutions.

In addition, certain of TuHURA’s immunotherapies may be subject to competition from investigational new drugs and/or products developed using other technologies, some of which have completed numerous clinical trials.

The successful development of immunotherapies is highly uncertain.

Successful development of biopharmaceuticals is highly uncertain and depends on numerous factors, many of which are beyond TuHURA’s control. Immunotherapies that appear promising in the early phases of development may fail to reach the market for several reasons including:

•	clinical study results that may show the immunotherapy to be less effective than expected (e.g., the study failed to meet its primary endpoint) or to have unacceptable side effects;

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failure to receive the necessary regulatory approvals or a delay in receiving such approvals. Among other things, such delays may be caused by slow enrollment in clinical studies, length of time to achieve study endpoints, additional time requirements for data analysis, or preparation of Biologics License Application (“BLA”), discussions with the FDA, an FDA request for additional preclinical or clinical data, or unexpected safety or manufacturing issues;

•	manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make the immunotherapy uneconomical; and

•	the proprietary rights of others and their competing products and technologies that may prevent the immunotherapy from being commercialized.

Success in preclinical and early clinical studies does not ensure that large-scale clinical studies will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit, or prevent regulatory approvals. The length of time necessary to complete clinical studies and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one immunotherapy to the next and may be difficult to predict. The evidence of clinical response rates received to date for IFx-2.0, TuHURA’s principal product candidate, as well as the other clinical activity and results described in this prospectus, does not mean that IFx-2.0 or any other product candidate has demonstrated, or that such clinical response data will predict, sufficient clinical efficacy and prove the required level of safety in order to receive FDA approval or any other required regulatory approval.

In addition, we have entered into a Special Protocol Assessment (“SPA”) with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0, our lead innate immune agonist, as an adjunctive therapy to pembrolizumab (Keytruda®) in the first line treatment of patients with advanced or metastatic Merkel cell carcinoma, who are checkpoint inhibitor-naïve utilizing the FDA’s accelerated approval pathway. A Special Protocol Assessment agreement is a binding written agreement between the FDA and a trial sponsor that indicates the study’s design and analysis are adequate to support an application submission. A Special Protocol Assessment agreement does not increase the likelihood of marketing approval for the product and may not lead to a faster or less costly development, review, or approval process. We initiated the Phase 3 trial in June 2025.

Even if TuHURA is successful in getting market approval, commercial success of any of its product candidates will also depend in large part on the availability of coverage and adequate reimbursement from third- party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations, which may be affected by existing and future health care reform measures designed to reduce the cost of health care. Third-party payors could require TuHURA to conduct additional studies, including post- marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert TuHURA’s resources. If government and other health care payors were not to provide adequate coverage and reimbursement levels for any of TuHURA’s products once approved, market acceptance and commercial success would be reduced.

TuHURA’s technology platforms, including its proprietary, multi-indication immunomodulatory platform (ImmuneFx IFx, and Delta receptor targeting ADCs) technologies are a new approach to treat cancer and other immune-related diseases that present significant challenges.

TuHURA has concentrated its research and development efforts on advancing a new generation of immunotherapies based on the IFx and Delta receptor antibody drug conjugates (“ADC”) platforms, and its future success is highly dependent on the successful development of its product candidates, which target cancer and other immune-related diseases. TuHURA cannot be sure that its IFx or Delta receptor ADC platforms will yield satisfactory products that are safe and effective, scalable, or profitable.

TuHURA’s technology could become subject to many of the challenges and risks that gene therapies face, including:

•	regulatory requirements governing gene and cell therapy products have changed frequently and may continue to change in the future;

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the FDA could recommend follow-up observation period of up to 15 years for all patients who receive TuHURA’s treatment. TuHURA may need to adopt such an observation period for its product candidates; and

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clinical trials using genetically modified cells conducted at institutions that receive funding for recombinant DNA research from the U.S. National Institutes of Health (the “NIH”) are subject to review by the NIH Office of Biotechnology Activities’ Recombinant DNA Advisory Committee (the “RAC”). Although the FDA decides whether individual protocols may proceed, the RAC review process can impede the initiation of a clinical trial, even if the FDA has reviewed the study and approved its initiation.

Moreover, public perception of therapy safety issues, including adoption of new therapeutics or novel approaches to treatment, may adversely influence the willingness of subjects to participate in clinical trials, or if approved, of physicians to subscribe to the novel treatment mechanics. Physicians, hospitals and third-party payors often are slow to adopt new products, technologies and treatment practices that require additional upfront costs and training. Physicians may not be willing to undergo training to adopt this novel and personalized therapy, may decide the therapy is too complex to adopt without appropriate training and may choose not to administer the therapy. Based on these and other factors, hospitals and payors may decide that the benefits of this new therapy do not or will not outweigh its costs.

TuHURA’s near-term ability to generate product revenue is dependent on the success of one or more of its product candidates, each of which are at an early stage of development and will require significant additional clinical testing before it can seek regulatory approval and begin commercial sales.

TuHURA’s near-term ability to generate product revenue is highly dependent on its ability to obtain regulatory approval of and successfully commercialize one or more of its product candidates. IFx-2.0 and IFx- Hu3.0 are in late and early stages, respectively, of development and will require additional clinical and nonclinical development, regulatory review, and approval in each jurisdiction in which TuHURA intends to market the products, substantial investment, access to sufficient commercial manufacturing capacity, and significant marketing efforts before it can generate any revenue from product sales. Additionally, TuHURA is investigating TBS-2025 in a randomized Phase 2 trial and will require additional capital before it can generate any revenue from product sales. Before obtaining marketing approval from regulatory authorities for the sale of TuHURA’s product candidates, TuHURA must conduct extensive clinical trials to demonstrate the safety, purity, and potency of the product candidates in humans. TuHURA cannot be certain that any of its product candidates will be successful in clinical trials and they may not receive regulatory approval even if they are successful in clinical trials.

Before TuHURA can generate any revenues from sales of its lead product candidates, it must complete the following activities for each of them, any one of which it may not be able to successfully complete:

•	conduct additional preclinical and clinical development with successful outcomes;

•	manage preclinical, manufacturing, and clinical activities;

•	obtain regulatory approval from the FDA and other comparable foreign regulatory authorities;

•	establish manufacturing relationships for the clinical and post-approval supply of the applicable drug candidate in compliance with all regulatory requirements;

•	build a commercial sales and marketing team, either internally or by contract with third parties;

•	establish and maintain patent and trade secret protection or regulatory exclusivity for TuHURA’s product candidates;

•	develop and implement marketing strategies for successful commercial launch of TuHURA’s product candidates, if, and when, approved;

•	secure and maintain acceptance of TuHURA’s products, if, and when approved, by patients, from the relevant medical communities and from third-party payors;

•	compete effectively with other therapies;

•	establish and maintain adequate health care coverage and reimbursement from third-party payors;

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ensure continued compliance with any post-marketing requirements imposed by regulatory authorities, including any required post-marketing clinical trials or the elements of any post-marketing Risk Evaluation and Mitigation Strategy (“REMS”), that may be required by the FDA or comparable requirements in other jurisdictions to ensure the benefits of the product outweigh its risks;

•	maintain continued acceptable safety profile of the product candidates following approval; and

•	invest significant additional cash in each of the above activities.

If TuHURA is unable to address one or more of these factors in a timely manner or at all, it could experience significant delays in the successful commercialization of, or an inability to successfully commercialize, TuHURA’s product candidates, which would materially harm its business. If TuHURA does not receive regulatory approvals for one or more of its product candidates, TuHURA may not be able to continue its operations. Even if TuHURA successfully obtains regulatory approvals to manufacture and market its product candidates, its revenues will be dependent, in part, upon the size of the markets in the territories for which it gains regulatory approval and has commercial rights. If the markets for patient subsets that TuHURA is targeting are not as significant as it estimates, TuHURA may not generate significant revenues from sales of such products, if approved.

TuHURA may encounter substantial delays in its clinical trials or may not be able to conduct its trials on the timelines it expects.

Clinical testing is expensive, time consuming, and subject to uncertainty. TuHURA cannot guarantee that any clinical trials will be conducted as planned or completed on schedule, if at all. A failure of one or more clinical trials can occur at any stage of testing, and TuHURA’s future clinical trials may not be successful. Events that may prevent successful or timely completion of clinical development include:

•	inability to generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation of clinical trials;

•	delays in reaching a consensus with regulatory agencies on trial design;

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the FDA may not allow TuHURA to use the clinical trial data from a research institution to support an investigational new drug (“IND”) application if TuHURA cannot demonstrate the comparability of its product candidates with the product candidate used by the relevant research institution in its clinical trials;

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TuHURA’s INDs have been approved in a timely manner thus far, however, the FDA may not agree with TuHURA’s approach and strategy, which could result in potential delays and changes to its regulatory strategy;

•	TuHURA may be required to complete additional preclinical studies in human leukocyte antigens before it can proceed with its INDs;

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delays in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	delays in obtaining required Institutional Review Board (“IRB”) approval at each clinical trial site;

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imposition of a temporary or permanent clinical hold by regulatory agencies for a number of reasons, including after review of an IND application or amendment, or equivalent application or amendment; as a result of a new safety finding that presents unreasonable risk to clinical trial participants; a negative finding from an inspection of TuHURA’s clinical trial operations or trial sites; developments on clinical trials conducted by competitors for related technology that raises FDA concerns about risk to patients of the technology broadly; or if FDA finds that the investigational protocol or plan is clearly deficient to meet its stated objectives;

•	delays in recruiting suitable patients to participate in TuHURA’s clinical trials;

•	failure by TuHURA’s CROs, other third parties, or TuHURA to adhere to clinical trial requirements;

•	failure to perform in accordance with the FDA’s current good clinical practice regulations (“cGCPs”), requirements, or similar applicable regulatory guidelines in other countries;

•	delays in patients completing participation in a trial or returning for post-treatment follow-up;

•	patients dropping out of a trial;

•	occurrence of adverse events associated with the product candidate that are viewed to outweigh its potential benefits;

•	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

•	changes in the standard of care on which a clinical development plan was based, which may require new or additional trials;

•	the cost of clinical trials of TuHURA’s product candidates being greater than TuHURA anticipates;

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clinical trials of TuHURA’s product candidates producing negative or inconclusive results, which may result in TuHURA deciding, or regulators requiring it, to conduct additional clinical trials or abandon product development programs;

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delays in developing TuHURA’s manufacturing processes and transferring to new third-party facilities to support future development activities and commercialization that are operated by contract manufacturing organizations (“CMOs”), in a manner compliant with all regulatory requirements; and

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delays in manufacturing, testing, releasing, validating, or importing/exporting sufficient stable quantities of TuHURA’s product candidates for use in clinical trials or the inability to do any of the foregoing.

For example, TuHURA’s IND for its planned Phase 3 trial for IFx-2.0 contemplated by its SPA agreement with the FDA was subject to a partial clinical trial hold as described in a January 2024 letter from the FDA that relates to certain CMC matters for the trial. The FDA lifted the partial clinical hold and TuHURA initiated the Phase 3 trial in June 2025. A partial clinical hold means that the FDA suspends part of the clinical work requested under an IND (i.e., a specific protocol or part of a protocol is not allowed to proceed). The partial hold requires TuHURA to provide additional CMC information from its contract manufacturers for the Phase 3 trial, complete and qualify a potency assay, and qualify the mixing process for IFx-2.0 at the clinical site prior to initiating the trial. Although TuHURA currently is working with its contract manufacturers to provide the additional required information, and has planned and is undertaking ongoing in vitro testing, development, and validation intended to address the other requirements, there is no assurance that TuHURA will be able to complete these requirements on a timely basis, which could delay TuHURA’s expected timetable to complete the trial, or if TuHURA is unable to complete these requirements, TuHURA will not be able to proceed with the trial.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of marketing approval for TuHURA’s product candidates.

Any inability to successfully complete preclinical and clinical development could result in additional costs to TuHURA or impair its ability to generate revenue. In addition, if TuHURA makes manufacturing or formulation changes to its product candidates, TuHURA may be required to, or it may elect to, conduct additional trials to bridge its modified product candidates to earlier versions. Clinical trial delays could also shorten any periods during which TuHURA’s products have patent protection and may allow its competitors to bring products to market before TuHURA does, which could impair its ability to successfully commercialize its product candidates and may harm its business and results of operations.

If TuHURA does not achieve its projected development and commercialization goals in accordance with its expected and announced timeframes, the commercialization of any of its product candidates may be delayed, and its business will be harmed.

TuHURA has provided timing estimates regarding the initiation of clinical trials and clinical development milestones, and the expected availability of data resulting from these trials for certain of TuHURA’s product candidates. TuHURA expects to continue to estimate the timing of these types of development milestones and its expected timing for the accomplishment of various other scientific, clinical, regulatory, and other product development objectives. From time to time, TuHURA may publicly announce the expected timing of some of these events. However, the achievement of many of these milestones and events may be outside of TuHURA’s control. These timing estimations are based on a variety of assumptions TuHURA makes, which may cause the actual timing of these events to differ from the timing it expects, including:

•	TuHURA’s available capital resources and its ability to obtain additional funding as needed;

•	the rate of progress, costs, and results of its clinical trials and research and development activities;

•	TuHURA’s ability to identify and enroll patients who meet clinical trial eligibility criteria;

•	TuHURA’s receipt of approvals by the FDA, European Medicines Agency (“EMA”), and other regulatory authorities and the timing of these approvals;

•	TuHURA’s ability to access sufficient, reliable, and affordable supplies of materials used in the manufacture of TuHURA’s product candidates;

•	the efforts with respect to the commercialization of TuHURA’s product candidates;

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securing of costs related to, and timing issues associated with, manufacturing TuHURA’s therapeutic candidates and, if any of TuHURA’s product candidates are approved, sales and marketing activities and the commercial manufacture of its product candidates; and

•	circumstances arising from global supply chain issues, TuHURA’s manufacturers and the availability of raw materials needed for the research and development of TuHURA’s product candidates.

If TuHURA fails to timely achieve announced milestones, the commercialization of any of its product candidates may be delayed, and its business and results of operations may be harmed.

Failure to successfully identify, develop, and commercialize additional therapeutics or product candidates could impair TuHURA’s ability to grow.

Although a substantial amount of TuHURA’s efforts will focus on the continued preclinical and clinical testing and potential approval of the product candidates in the company’s current pipeline, TuHURA expects to continue to innovate and potentially expand its portfolio. Research programs to identify product candidates may require substantial additional technical, financial, and human resources and may not result in any new potential product candidates being identified. TuHURA’s success may depend, in part, upon its ability to identify, select, and develop promising product candidates and therapeutics. TuHURA may expend resources and ultimately fail to discover and generate additional product candidates suitable for further development. All product candidates are prone to risks of failure typical of biotechnology product development, including the possibility that a product candidate may not be suitable for clinical development due to its harmful side effects, limited efficacy, or other characteristics indicating that it is unlikely to receive approval by the FDA, the EMA, and other comparable foreign regulatory authorities and achieve market acceptance. If TuHURA does not successfully develop and commercialize new product candidates it has identified and explored, TuHURA’s business, prospects, financial condition, and results of operations could be adversely affected.

The FDA or comparable foreign regulatory authorities may disagree with TuHURA’s regulatory plans and TuHURA may fail to obtain regulatory approval of TuHURA’s product candidates.

The FDA standard for regular approval of a biologic generally requires two well-controlled Phase 3 studies or one large and robust, well-controlled Phase 3 study in the patient population being studied that provides substantial evidence that a biologic is safe and effective for its proposed indication. Phase 3 clinical trials typically involve hundreds of patients, have significant costs, and take years to complete. Product candidates studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may be eligible for accelerated approval and may be approved on the basis of adequate and well-controlled clinical trials establishing that the product candidate has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments. As a condition of accelerated approval, the FDA may require a sponsor of a drug or biologic receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint, and the drug or biologic may be subject to withdrawal procedures by the FDA that are more accelerated than those available for regular approvals. Recently, TuHURA entered into the SPA agreement with the FDA for a single Phase 3 randomized placebo and injection controlled trial for IFx-2.0. TuHURA initiated the Phase 3 trial in June 2025. If TuHURA’s efforts to obtain approval for IFx-2.0 or any other product candidate is not successful, then TuHURA may be required to conduct additional clinical trials beyond those it contemplates, which would likely result in a longer time period to potential approval and commercialization of such product candidate (if approved) and would likely increase the cost of development of such product candidate, all of which could harm the company’s competitive position in the marketplace and shorten the remaining term of applicable patent coverage after product approval.

As part of its marketing authorization process, the EMA may grant marketing authorizations on the basis of less complete data than is normally required, when, for certain categories of medicinal products, doing so may meet unmet medical needs of patients and serve the interest of public health. In such cases, it is possible for the Committee for Medicinal Products for Human Use (“CHMP”), to recommend the granting of a marketing authorization, subject to certain specific obligations to be reviewed annually, which is referred to as a conditional marketing authorization. This may apply to medicinal products for human use that fall under the jurisdiction of the EMA, including those that aim at the treatment, the prevention, or the medical diagnosis of seriously debilitating diseases or life-threatening diseases and those designated as orphan medicinal products.

A conditional marketing authorization may be granted when the CHMP finds that, although comprehensive clinical data referring to the safety and efficacy of the medicinal product have not been supplied, all the following requirements are met:

•	the risk-benefit balance of the medicinal product is positive;

•	it is likely that the applicant will be in a position to provide the comprehensive clinical data;

•	unmet medical needs will be fulfilled; and

•	the benefit to public health of the immediate availability on the market of the medicinal product concerned outweighs the risk inherent in the fact that additional data are still required.

The granting of a conditional marketing authorization is restricted to situations in which only the clinical part of the application is not yet fully complete. Incomplete nonclinical or quality data may only be accepted if duly justified and only in the case of a product intended to be used in emergency situations in response to public- health threats.

Conditional marketing authorizations are valid for one year, on a renewable basis. The holder will be required to complete ongoing studies or to conduct new studies with a view to confirming that the benefit-risk balance is positive. In addition, specific obligations may be imposed in relation to the collection of pharmacovigilance data.

The granting of a conditional marketing authorization will allow medicines to reach patients with unmet medical needs earlier than might otherwise be the case and will ensure that additional data on a product are generated, submitted, assessed, and acted upon. Although TuHURA may seek a conditional marketing authorization for one or more of TuHURA’s product candidates by the EMA, the EMA or CHMP may ultimately not agree that the requirements for such conditional marketing authorization have been satisfied.

TuHURA’s clinical trial results may also not support approval, whether accelerated approval, conditional marketing authorizations, or regular approval. The results of preclinical studies and clinical trials may not be predictive of the results of later-stage clinical trials, and product candidates in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through preclinical studies and initial clinical trials. In addition, TuHURA’s product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of TuHURA’s clinical trials;

•	the population studied in the clinical program may not be sufficiently broad or representative to assure safety in the full population for which TuHURA seeks approval;

•	TuHURA may be unable to demonstrate that its product candidates’ risk-benefit ratios for their proposed indications are acceptable;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	TuHURA may be unable to demonstrate that the clinical and other benefits of its product candidates outweigh their safety risks;

•	the FDA or comparable foreign regulatory authorities may disagree with TuHURA’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of TuHURA’s product candidates may not be sufficient to the satisfaction of the FDA or comparable foreign regulatory authorities to support the submission of a BLA or other comparable submission in foreign jurisdictions or to obtain regulatory approval in the United States or elsewhere;

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the FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes, TuHURA’s own manufacturing facilities, or a third-party manufacturer’s facilities with which TuHURA contracts for clinical and commercial supplies; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering TuHURA’s clinical data insufficient for approval.

Further, failure to obtain approval for any of the above reasons may be made more likely due to the novel nature of TuHURA’s technology. Failure to obtain regulatory approval to market any of TuHURA’s product candidates would significantly harm its business, results of operations, and prospects.

TuHURA’s clinical trials may fail to demonstrate adequately the safety and efficacy of its product candidates, which would prevent or delay regulatory approval and commercialization.

The clinical trials of TuHURA’s product candidates are, and the manufacturing and marketing of its products will be, subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where TuHURA intends to test and market its product candidates. Before obtaining regulatory approvals for the commercial sale of any of its product candidates, TuHURA must demonstrate through lengthy, complex, and expensive preclinical testing and clinical trials that its product candidates are both safe and effective for use in each target indication. In particular, because its product candidates are subject to regulation as biological drug products, TuHURA will need to demonstrate that they are safe, pure, and potent for use in their target indications. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. The risk/benefit profile required for product licensure will vary depending on these factors and may include not only the ability to show tumor shrinkage, but also adequate duration of response, a delay in the progression of the disease, and/or an improvement in survival. For example, response rates from the use of TuHURA’s product candidates may not be sufficient to obtain regulatory approval unless TuHURA can also show an adequate duration of response. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of TuHURA’s product candidates may not be predictive of the results of later-stage clinical trials. The results of studies in one set of patients or line of treatment may not be predictive of those obtained in another. TuHURA expects there may be greater variability in results for products processed and administered on a patient-by-patient basis, as anticipated for its product candidates, than for “off-the-shelf” products, like small molecule drugs which are not personalized for each patient. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Many companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization.

In addition, even if TuHURA’s clinical trials are successfully completed, TuHURA cannot guarantee that the FDA or foreign regulatory authorities will interpret the results as TuHURA does, and more trials could be required before TuHURA submits its product candidates for approval. To the extent that the results of the trials are not satisfactory to the FDA or foreign regulatory authorities for support of a marketing application, TuHURA may be required to expend significant resources, which may not be available to it, to conduct additional trials in support of potential approval of its product candidates.

TuHURA’s product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

As with most biological products, use of TuHURA’s product candidates could be associated with side effects or adverse events, which can vary in severity from minor reactions to death and in frequency from infrequent to prevalent. Undesirable side effects or unacceptable toxicities caused by TuHURA’s product candidates could cause TuHURA or regulatory authorities to interrupt, delay, or halt clinical trials.

The FDA or comparable foreign regulatory authorities could delay or deny approval of TuHURA’s product candidates for any or all targeted indications and negative side effects could result in a more restrictive label for any product that is approved. Side effects such as toxicity or other safety issues associated with the use of TuHURA’s product candidates could also require TuHURA or its collaborators to perform additional studies or halt development or sale of these product candidates.

If one or more of TuHURA’s product candidates receives marketing approval, and TuHURA or others later identify undesirable side effects caused by such products, including during any long-term follow-up observation period recommended or required for patients who receive treatment using TuHURA’s products, many potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw or limit their approvals of such products;

•	regulatory authorities may require the addition of labeling statements, specific warnings or a contraindications;

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TuHURA may be required to create a REMS plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements to assure safe use;

•	TuHURA may be required to change the way such products are distributed or administered, or change the labeling of the products;

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the FDA or a comparable foreign regulatory authority may require TuHURA to conduct additional clinical trials or costly post-marketing testing and surveillance to monitor the safety and efficacy of the products;

•	TuHURA may decide to recall such products from the marketplace after they are approved;

•	TuHURA could be sued and held liable for harm caused to individuals exposed to or taking its products; and

•	TuHURA’s reputation may suffer.

In addition, adverse side effects caused by any therapeutics that may be similar in nature to TuHURA’s product candidates could delay or prevent regulatory approval of TuHURA’s product candidates, limit the commercial profile of an approved label for TuHURA’s product candidates, or result in significant negative consequences for its product candidates following marketing approval.

TuHURA believes that any of these events could prevent it from achieving or maintaining market acceptance of the affected product candidates and could substantially increase the costs of commercializing TuHURA’s product candidates, if approved, and significantly impact TuHURA’s ability to successfully commercialize its product candidates and generate revenues.

If TuHURA encounters difficulties enrolling patients in its clinical trials, its clinical development activities could be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on TuHURA’s ability to enroll a sufficient number of patients who remain in the trial until its conclusion. TuHURA may experience difficulties in patient enrollment in its clinical trials for a variety of reasons, including:

•	the size and nature of the patient population;

•	the patient eligibility criteria defined in the protocol;

•	the size of the study population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to trial sites;

•	the design of the trial;

•	TuHURA’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

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clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications TuHURA is investigating;

•	TuHURA’s ability to obtain and maintain patient consents; and

•	the risk that patients enrolled in clinical trials will not complete a clinical trial.

In addition, TuHURA’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as TuHURA’s product candidates, and this competition will reduce the number and types of patients available to TuHURA, because some patients who might have opted to enroll in TuHURA’s trials may instead opt to enroll in a trial being conducted by one of its competitors. Because the number of qualified clinical investigators is limited, TuHURA may conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which will reduce the number of patients who are available for TuHURA’s clinical trials at such clinical trial sites. Moreover, because TuHURA’s product candidates represent a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy and hematopoietic cell transplantation, rather than enroll patients in any future clinical trial.

Even if TuHURA can enroll a sufficient number of patients in its clinical trials, delays in patient enrollment may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect TuHURA’s ability to advance the development of its product candidates.

Clinical trials are expensive, time-consuming, and difficult to design and implement, and TuHURA’s clinical trial costs may be higher than those for more conventional therapeutic technologies or drug products.

Clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Because TuHURA’s product candidates are based on new technologies and manufactured on a patient-by-patient basis, TuHURA expects that they will require extensive research and development and have substantial manufacturing costs. In addition, costs to treat patients with relapsed/refractory cancer and to treat potential side effects that may result from TuHURA’s product candidates can be significant. Accordingly, TuHURA’s clinical trial costs are likely to be significantly higher per patient than those of more conventional therapeutic technologies or drug products.

In addition, one of TuHURA’s early-stage product candidates that is currently in preclinical development is for a novel class of injectable biologics. Development of the underlying technology may be affected by unanticipated technical, regulatory, manufacturing, or other problems, among other research and development issues, and the possible insufficiency of funds needed to complete development of this product candidate.

TuHURA’s proposed personalized product candidates involve several complex and costly manufacturing and processing steps, the costs of which will be borne by us. Depending on the number of patients TuHURA ultimately enrolls in its trials, and the number of trials TuHURA may need to conduct, its overall clinical trial costs may be higher than for more conventional treatments.

TuHURA’s product candidates are biologics and the manufacture of its product candidates is complex and TuHURA may encounter difficulties in production, particularly with respect to process development or scaling-out of TuHURA’s manufacturing capabilities. If TuHURA or any of its third-party manufacturers encounter such difficulties, TuHURA’s ability to provide supply of its product candidates for clinical trials or its products for patients, if approved, could be delayed or stopped, or TuHURA may be unable to maintain a commercially viable cost structure.

TuHURA’s product candidates are biologics and the process of manufacturing its products is complex, highly regulated, and subject to multiple risks. The manufacture of TuHURA’s product candidates involves complex processes, and, as a result of the complexities, the cost to manufacture biologics in general is generally higher than traditional small molecule chemical compounds, and the manufacturing process is less reliable and is more difficult to reproduce. TuHURA’s manufacturing process will be susceptible to product loss or failure due to logistical issues. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects, and other supply disruptions. Further, as product candidates are developed through preclinical to late-stage clinical trials towards approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives, and any of these changes could cause TuHURA’s product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials.

In addition, the manufacturing process for any products that TuHURA may develop is subject to FDA and foreign regulatory authority approval process, and TuHURA will need to contract with manufacturers who can meet all applicable FDA and foreign regulatory authority requirements on an ongoing basis. If TuHURA or its CMOs are unable to reliably produce products to specifications acceptable to the FDA or other regulatory authorities, TuHURA may not obtain or maintain the approvals TuHURA needs to commercialize such products. Even if TuHURA obtains regulatory approval for any of its product candidates, there is no assurance that either TuHURA or its CMOs will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product, or to meet potential future demand. Any of these challenges could delay completion of clinical trials, require bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of TuHURA’s product candidate, impair commercialization efforts, increase its cost of goods, and have an adverse effect on its business, financial condition, results of operations and growth prospects.

TuHURA relies on third parties to manufacture its clinical product supplies, and TuHURA intends to rely on third parties for at least a portion of the manufacturing process of its product candidates, if approved. TuHURA’s business could be harmed if those third parties fail to provide it with sufficient quantities of product or fail to do so at acceptable quality levels or prices or fail to maintain or achieve satisfactory regulatory compliance.

TuHURA does not currently own any facility that may be used as its clinical-scale manufacturing and processing facility and currently relies on several outside vendors to manufacture supplies and process TuHURA’s product candidates. TuHURA has not yet caused its product candidates to be manufactured or processed on a commercial scale and may not be able to do so for any of its product candidates.

Although in the future TuHURA does intend to develop its own manufacturing facility, it also intends to use third parties as part of its manufacturing process and may, in any event, never be successful in developing its own manufacturing facility. TuHURA’s anticipated reliance on a limited number of third-party manufacturers exposes it to the following risks:

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TuHURA may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited and the FDA must approve any manufacturers. This approval would require new testing and good manufacturing practices compliance inspections by FDA. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of TuHURA’s products;

•	TuHURA’s third-party manufacturers might be unable to timely manufacture its product or produce the quantity and quality required to meet its clinical and commercial needs, if any;

•	Contract manufacturers may not be able to execute TuHURA’s manufacturing procedures and other logistical support requirements appropriately;

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TuHURA’s future contract manufacturers may not perform as agreed, may not devote sufficient resources to its products, or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store, and distribute its products;

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TuHURA’s future contract manufacturers may not perform as agreed, may not devote sufficient resources to its products, or may not remain in the contract manufacturing business for the time required to supply its clinical trials or to successfully produce, store, and distribute its products;

•	Manufacturers are subject to ongoing periodic unannounced inspection by the FDA and corresponding state agencies to ensure strict compliance with current good manufacturing practices, or cGMP, current

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good tissue practices, or cGTP, if applicable and other government regulations and corresponding foreign standards. TuHURA does not have control over third-party manufacturers’ compliance with these regulations and standards;

•	TuHURA may not own, or may not solely own, the intellectual property rights to improvements made by its third-party manufacturers in the manufacturing process for its products;

•	TuHURA’s third-party manufacturers could breach or terminate their agreement with the company;

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Raw materials and components used in the manufacturing process, particularly those for which TuHURA has no other source or supplier, may not be available or may not be suitable or acceptable for use due to material or component defects;

•	TuHURA’s contract manufacturers and critical reagent suppliers may be subject to inclement weather, as well as natural or man-made disasters; and

•	TuHURA’s contract manufacturers may have unacceptable or inconsistent product quality success rates and yields.

Each of these risks could delay or prevent the completion of TuHURA’s clinical trials or the approval of any of its product candidates by the FDA, result in higher costs or adversely impact commercialization of TuHURA’s product candidates. In addition, TuHURA will rely on third parties to perform certain specification tests on its product candidates prior to delivery to patients. If these tests are not appropriately done and test data are not reliable, patients could be put at risk of serious harm and the FDA could place significant restrictions on TuHURA until deficiencies are remedied.

Although TuHURA’s agreements with its CMOs require them to perform according to certain cGMP and, if applicable, cGTP requirements such as those relating to quality control, quality assurance, and qualified personnel, TuHURA cannot control the conduct of its CMOs to implement and maintain these standards. If any of TuHURA’s CMOs cannot successfully manufacture material that conforms to its specifications and the regulatory requirements of the FDA, EMA, or other comparable foreign authorities, TuHURA would be prevented from obtaining regulatory approval for its drug candidates unless and until TuHURA engages a substitute CMO that can comply with such requirements, which it may not be able to do. Any such failure by any of TuHURA’s CMOs would significantly impact its ability to develop, obtain regulatory approval for, or market TuHURA’s drug candidates, if approved.

The manufacture of biological drug products is complex and requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls.

Manufacturers of biologic products often encounter difficulties in production, particularly in scaling up or out, validating the production process, and assuring high reliability of the manufacturing process (including the absence of contamination). These problems include logistics and shipping, difficulties with production costs and yields, quality control, including stability of the product, product testing, operator error, availability of qualified personnel, as well as compliance with strictly enforced federal, state, and foreign regulations. Furthermore, if contaminants are discovered in TuHURA’s supply of its product candidates or in the manufacturing facilities, such manufacturing facilities may need to be closed for an extended period to investigate and remedy the contamination. TuHURA cannot assure you that any stability failures or other issues relating to the manufacture of its product candidates will not occur in the future. Additionally, TuHURA’s manufacturers may experience manufacturing difficulties due to resource constraints, labor disputes, or unstable political environments. If TuHURA’s manufacturers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, its ability to provide its product candidate to patients in clinical trials would be jeopardized. Any delay or interruption in the supply of clinical trial supplies could delay the completion of clinical trials, increase the costs associated with maintaining clinical trial programs, and, depending upon the period of delay, require TuHURA to begin new clinical trials at additional expense or terminate clinical trials completely.

TuHURA’s third-party manufacturers may be unable to successfully scale up manufacturing of its product candidates in sufficient quality and quantity, which would delay or prevent TuHURA from developing its product candidates and commercializing any approved product candidates.

TuHURA’s manufacturing partners may be unable to successfully increase the manufacturing capacity for its product candidates in a timely or cost-effective manner, or at all, as needed for its development efforts or, if its product candidates are approved, its commercialization efforts. Quality issues may also arise during scale-up activities. If TuHURA, or any manufacturing partners, are unable to successfully scale up the manufacture of TuHURA’s product candidates in sufficient quality and quantity, the development, testing, and clinical trials of its product candidates may be delayed or infeasible, and regulatory approval or commercial launch of any resulting therapeutic may be delayed or not obtained, which could significantly harm TuHURA’s business.

Cell-based therapies rely on the availability of reagents, specialized equipment, and other specialty materials, which may not be available to TuHURA on acceptable terms or at all. For some of these reagents, equipment, and materials, TuHURA relies or may rely on sole source vendors or a limited number of vendors, which could impair TuHURA’s ability to manufacture and supply its products.

Manufacturing TuHURA’s product candidates will require many reagents, which are substances used in TuHURA’s manufacturing processes to bring about chemical or biological reactions, and other specialty materials and equipment, some of which are manufactured or supplied by small companies with limited resources and experience to support commercial biologics production. TuHURA currently depends on a limited number of vendors for certain materials and equipment used in the manufacture of its product candidates. Some of these suppliers may not have the capacity to support commercial products manufactured under cGMP by biopharmaceutical firms or may otherwise be ill-equipped to support TuHURA’s needs. TuHURA also does not have supply contracts with many of these suppliers and may not be able to obtain supply contracts with them on acceptable terms or at all. Accordingly, TuHURA may experience delays in receiving key materials and equipment to support clinical or commercial manufacturing.

For some of these reagents, equipment, and materials, TuHURA relies and may in the future rely on sole source vendors or a limited number of vendors. An inability to continue to source product from any of these suppliers, which could be due to regulatory actions or requirements affecting the supplier, adverse financial or other strategic developments experienced by a supplier, labor disputes or shortages, unexpected demands, or quality issues, could adversely affect TuHURA’s ability to satisfy demand for its product candidates, which could adversely and materially affect its product sales and operating results or its ability to conduct clinical trials, either of which could significantly harm its business.

As TuHURA continues to develop and scale its manufacturing process, TuHURA expects that it will need to obtain rights to and supplies of certain materials and equipment to be used as part of that process. TuHURA may not be able to obtain rights to such materials on commercially reasonable terms, or at all, and if it is unable to alter its process in a commercially viable manner to avoid the use of such materials or find a suitable substitute, it would have a material adverse effect on its business.

TuHURA relies and will rely on third parties to conduct its clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines or comply with regulatory requirements, TuHURA may not be able to obtain regulatory approval of or commercialize its product candidates.

TuHURA depends and will depend upon independent investigators and collaborators to conduct its clinical trials under agreements with universities, medical institutions, CROs, strategic partners, and others. TuHURA expects to have to negotiate budgets and contracts with CROs and trial sites, which may result in delays to TuHURA’s development timelines and increased costs.

TuHURA relies and will rely heavily on third parties over the course of its clinical trials, and as a result will have limited control over the clinical investigators and limited visibility into its day-to-day activities. Nevertheless, TuHURA is responsible for ensuring that each of its trials is conducted in accordance with the applicable protocol and legal, regulatory, and scientific standards, and TuHURA’s reliance on third parties does not relieve it of its regulatory responsibilities. TuHURA and these third parties are required to comply with good clinical practices (“GCP”), which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCP through periodic inspections of trial sponsors, principal investigators, and trial sites. If TuHURA or any of these third parties fails to comply with applicable GCP regulations, the clinical data generated in TuHURA’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require TuHURA to perform additional nonclinical or clinical trials before approving its marketing applications. TuHURA cannot be certain that, upon inspection, such regulatory authorities will determine that any of its clinical trials comply with the applicable GCP regulations. In addition, TuHURA’s clinical trials must be conducted with biologic product produced under cGMP, and likely cGTP regulations and will require a large number of test patients. TuHURA’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require TuHURA to repeat clinical trials, which would delay the regulatory approval process. Moreover, TuHURA’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting TuHURA’s clinical trials are not and will not be its employees and, except for remedies available to TuHURA under its agreements with such third parties, TuHURA cannot control whether or not they devote sufficient time and resources to its ongoing preclinical, clinical, and nonclinical programs. These third parties may also have relationships with other commercial entities, including TuHURA’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on TuHURA’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to TuHURA’s clinical protocols or regulatory requirements or for other reasons, TuHURA’s clinical trials may be extended, delayed, or terminated and TuHURA may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates. As a result, TuHURA’s financial results and the commercial prospects for its product candidates would be harmed, its costs could increase, and its ability to generate revenue could be delayed.

Any agreements governing TuHURA’s relationships with CROs or other contractors with whom TuHURA currently engages or may engage in the future may provide those outside contractors with certain rights to terminate a clinical trial under specified circumstances. If any of TuHURA’s relationships with these third-party CROs terminate, TuHURA may not be able to enter into arrangements with alternative CROs or do so on commercially reasonable terms. Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO begins work. As a result, delays occur, which can materially impact TuHURA’s ability to meet its desired clinical development timelines. Though TuHURA carefully manages its relationships with its CROs, there can be no assurance that TuHURA will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on its business, financial condition, and prospects.

TuHURA plans to seek orphan drug status for some or all of its product candidates, but TuHURA may be unable to obtain such designations or to maintain the benefits associated with orphan drug status, including market exclusivity, which may cause its revenue, if any, to be reduced.

Under the Orphan Drug Act, the FDA may grant orphan designation to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. Orphan drug designation must be requested before submitting a BLA. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages, and user-fee waivers. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

If a product that has orphan drug designation subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a BLA, to market the same biologic for the same indication for seven years, except in limited circumstances such as a showing of clinical superiority to the product with orphan drug exclusivity or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. As a result, even if one of TuHURA’s drug candidates receives orphan exclusivity, the FDA can still approve other drugs that have a different active ingredient for use in treating the same indication or disease. Furthermore, the FDA can waive orphan exclusivity if TuHURA is unable to manufacture sufficient supply of its product.

TuHURA plans to seek orphan drug designation for some or all of its product candidates in specific orphan indications in which there is a medically plausible basis for the use of these products, but exclusive marketing rights in the United States may be limited if TuHURA seeks approval for an indication broader than the orphan designated indication and may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. In addition, although TuHURA intends to seek orphan drug designation for other product candidates, TuHURA may never receive such designations.

The review processes of regulatory authorities are lengthy, time consuming, expensive and inherently unpredictable. If TuHURA is unable to obtain approval for its product candidates from applicable regulatory authorities, it will not be able to market and sell those product candidates in those countries or regions and TuHURA’s business could be substantially harmed.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drug products are, and will remain, subject to extensive regulation by the FDA in the United States and by the respective regulatory authorities in other countries where regulations differ. TuHURA is not permitted to market its biological product candidates in the United States until TuHURA receives the respective approval of a BLA from the FDA, or in any foreign countries until TuHURA receives the requisite approval from the respective regulatory authorities in such countries. The time required to obtain approval, if any, by the FDA, EMA and comparable foreign authorities is unpredictable, but typically takes many years following the commencement of clinical trials, if approval is obtained at all, and depends upon numerous factors, including the substantial discretion of the regulatory authorities and the type, complexity and novelty of the product candidates involved. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that TuHURA’s data is insufficient for approval and require additional nonclinical studies or clinical trials. TuHURA has limited experience in planning and conducting the clinical trials required for marketing approvals, and TuHURA has and expects to continue to rely on third-party CROs to assist TuHURA in this process.

Obtaining marketing approval requires the submission of extensive nonclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process, and in many cases the inspection of manufacturing, processing, and packaging facilities by the regulatory authorities. TuHURA’s product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude TuHURA’s obtaining marketing approval or prevent or limit commercial use, or there may be deficiencies in cGMP compliance by TuHURA or by its CMOs that could result in the candidate not being approved. Moreover, TuHURA has not obtained regulatory approval for any drug candidate in any jurisdiction and it is possible that none of its existing drug candidates or any drug candidates TuHURA may seek to develop in the future will ever obtain regulatory approval.

TuHURA’s biological product candidates could fail to receive, or could be delayed in receiving, regulatory approval for many reasons, including any one or more of the following:

•	the FDA, EMA or comparable foreign regulatory authorities may disagree with the design or implementation of TuHURA’s clinical trials;

•	TuHURA may be unable to demonstrate to the satisfaction of the FDA, EMA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA, EMA or comparable foreign regulatory authorities for approval;

•	TuHURA may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•	the FDA, EMA or comparable foreign regulatory authorities may disagree with TuHURA’s interpretation of data from preclinical studies or clinical trials;

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the data collected from clinical trials of TuHURA product candidates may not be sufficient to support the submission of a BLA or other submission or to obtain regulatory approval in the United States or elsewhere;

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upon review of TuHURA’s clinical trial sites and data, the FDA or comparable foreign regulatory authorities may find TuHURA’s record keeping or the record keeping of its clinical trial sites to be inadequate;

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the manufacturing processes or facilities of third-party manufacturers with which TuHURA contracts for clinical and commercial supplies may fail to meet the requirements of the FDA, EMA or comparable foreign regulatory authorities;

•	the FDA, EMA or comparable foreign regulatory authorities may fail to approve the companion diagnostics TuHURA contemplates developing internally or with partners; and

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the change of the medical standard of care or the approval policies or regulations of the FDA, EMA or comparable foreign regulatory authorities may significantly change in a manner that renders TuHURA’s clinical data insufficient for approval.

Even if TuHURA was able to obtain regulatory approval in one or more jurisdictions, regulatory authorities may approve any of its product candidates for fewer or more limited indications than TuHURA requests, may not approve prices TuHURA may propose to charge for its products, may grant approval contingent on the performance of costly post-marketing clinical trials (referred to as “conditional” or “accelerated” approval depending on the jurisdiction), or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that drug candidate. Any of the foregoing circumstances could materially harm the commercial prospects for TuHURA’s drug candidates.

TuHURA currently has no marketing and sales organization and has no experience in marketing products. If TuHURA is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, TuHURA may not be able to generate product revenue.

TuHURA currently has no sales, marketing, or commercial product distribution capabilities and has no experience in marketing products. TuHURA intends to develop an in-house marketing organization and sales force, which will require significant capital expenditures, management resources, and time. TuHURA will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train, and retain marketing and sales personnel.

If TuHURA is unable or decide not to establish internal sales, marketing and commercial distribution capabilities for any or all products TuHURA develops, it will likely pursue collaborative arrangements regarding the sales and marketing of its products. However, there can be no assurance that TuHURA will be able to establish or maintain such collaborative arrangements, or if TuHURA is able to do so, that they will have effective sales forces. Any revenue TuHURA receives will depend upon the efforts of such third parties, which may not be successful. TuHURA may have little or no control over the marketing and sales efforts of such third parties, and TuHURA’s revenue from product sales may be lower than if it had commercialized its product candidates itself. TuHURA also faces competition in its search for third parties to assist it with the sales and marketing efforts of its product candidates.

There can be no assurance that TuHURA will be able to develop in-house sales and commercial distribution capabilities or establish or maintain relationships with third-party collaborators to successfully commercialize any product in the United States or overseas, and as a result, TuHURA may not be able to generate product revenue.

TuHURA may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and TuHURA may not realize the benefits of such alliances or licensing arrangements.

TuHURA may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that TuHURA believes will complement or augment its development and commercialization efforts with respect to its product candidates and any future product candidates that TuHURA may develop. Any of these relationships may require TuHURA to incur non-recurring and other charges, increase TuHURA’s near and long-term expenditures, issue securities that dilute its existing stockholders, or disrupt its management and business. In addition, TuHURA faces significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, TuHURA may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for TuHURA’s product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view TuHURA’s product candidates as having the requisite potential to demonstrate safety and efficacy.

Further, collaborations involving TuHURA’s product candidates, such as TuHURA’s collaborations with third-party research institutions, are subject to numerous risks, which may include the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of TuHURA’s product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding, or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials, or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with TuHURA’s products or product candidates;

•	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend TuHURA’s intellectual property rights, or may use its intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate TuHURA’s intellectual property or proprietary information or expose TuHURA to potential liability;

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disputes may arise between TuHURA and a collaborator that cause the delay or termination of the research, development or commercialization of TuHURA’s product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

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collaborators may own or co-own intellectual property covering TuHURA’s products that results from its collaborations with them, and in such cases, TuHURA would not have the exclusive right to commercialize such products.

As a result, if TuHURA enters into collaboration agreements and strategic partnerships or licenses its products or businesses, it may not be able to realize the benefit of such transactions if it is unable to successfully integrate them with TuHURA’s existing operations and company culture, which could delay TuHURA’s timelines or otherwise adversely affect its business. TuHURA also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to TuHURA’s product candidates could delay the development and commercialization of TuHURA’s product candidates in certain geographies for certain indications, which would harm TuHURA’s business prospects, financial condition, and results of operations.

If TuHURA engages in future acquisitions or strategic partnerships, this may increase TuHURA’s capital requirements, dilute its stockholders, cause TuHURA to incur debt or assume contingent liabilities, and subject it to other risks.

TuHURA may evaluate various acquisitions and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of additional indebtedness or contingent liabilities;

•	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•	TuHURA’s inability to achieve desired efficiencies, synergies or other anticipated benefits from such acquisitions or strategic partnerships;

•	the diversion of TuHURA’s management’s attention from its existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•	retention of key employees, the loss of key personnel, and uncertainties in TuHURA’s ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

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TuHURA’s inability to generate revenue from acquired technology and/or products sufficient to meet its objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if TuHURA undertakes future acquisitions, it may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense. Moreover, TuHURA may not be able to locate suitable acquisition opportunities and this inability could impair TuHURA’s ability to grow or obtain access to technology or products that may be important to the development of its business.

If TuHURA, its CROs or its CMOs use hazardous and biological materials in a manner that causes injury or violates applicable law, TuHURA may be liable for damages.

TuHURA’s research and development activities involve the controlled use of potentially hazardous substances, including chemical and biological materials, by TuHURA or third parties, such as CROs and CMOs. TuHURA and such third parties are subject to federal, state, and local laws and regulations in the United States governing the use, manufacture, storage, handling, and disposal of medical and hazardous materials. Although TuHURA believes that its and such third parties’ procedures for using, handling, storing, and disposing of these materials comply with legally prescribed standards, TuHURA cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, TuHURA may incur liability or local, city, state, or federal authorities may curtail the use of these materials and interrupt its business operations. In the event of an accident, TuHURA could be held liable for damages or penalized with fines, and the liability could exceed its resources. TuHURA does not have any insurance for liabilities arising from medical or hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair TuHURA’s research, development and production efforts, which could harm its business, prospects, financial condition, or results of operations.

TuHURA’s internal computer systems, or those used by its third-party research institution collaborators, CROs or other contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security measures, TuHURA’s internal computer systems and those of its future CROs and other contractors and consultants are vulnerable to damage from computer viruses and unauthorized access. Although to TuHURA’s knowledge it has not experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in TuHURA’s operations, it could result in a material disruption of its development programs and TuHURA’s business operations. For example, the loss of clinical trial data from completed or future clinical trials could result in delays in TuHURA’s regulatory approval efforts and significantly increase TuHURA’s costs to recover or reproduce the data. Likewise, TuHURA relies on its third-party research institution collaborators for research and development of its product candidates and other third parties for the manufacture of TuHURA’s product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on its business. To the extent that any disruption or security breach were to result in a loss of, or damage to, TuHURA’s data or applications, or inappropriate disclosure of confidential or proprietary information, TuHURA could incur liability and the further development and commercialization of its product candidates could be delayed.

Although TuHURA takes reasonable steps to help protect confidential and other sensitive information from unauthorized access or disclosure, TuHURA also could be the target of phishing attacks seeking confidential information regarding its employees. Furthermore, while TuHURA has implemented data privacy and security measures in an effort to comply with applicable laws and regulations relating to privacy and data protection, some PHI and other PII or confidential information may be transmitted to TuHURA by third parties, who may not implement adequate security and privacy measures, and it is possible that laws, rules and regulations relating to privacy, data protection, or information security may be interpreted and applied in a manner that is inconsistent with TuHURA’s practices or those of third parties who transmit PHI and other PII or confidential information to TuHURA.

To the extent TuHURA or these third parties are found to have violated such laws, rules or regulations or that any disruption or security breach were to result in a loss of, or damage to, TuHURA’s or its third-party vendors’, collaborators’ or other contractors’ or consultants’ data or applications, or inappropriate disclosure of confidential or proprietary information, TuHURA could incur liability including litigation exposure, penalties and fines, TuHURA could become the subject of regulatory action or investigation, its competitive position could be harmed and the further development and commercialization of its product candidates could be delayed. Any of the above could have a material adverse effect on TuHURA’s business, financial condition, results of operations or prospects.

TuHURA’s immuno-oncology product candidates are based on novel technologies that target the tumor microenvironment (“TME”), which makes it difficult to predict the results, timing and cost of product candidate development and likelihood of obtaining regulatory approval.

TuHURA’s TBS-2025, acquired in the acquisition of Kineta in June 2025, target the TME which is highly immunosuppressive. TuHURA has not yet succeeded and may not succeed in demonstrating efficacy and safety for any product candidates based on its platform technologies in clinical trials or in obtaining marketing approval thereafter, and use of TuHURA’s platform technologies may not ever result in marketable products.

In addition, the clinical trial requirements of the FDA and other regulatory authorities and the criteria these regulators use to determine the safety and efficacy of a product candidate vary substantially according to the type, complexity, novelty and intended use and market of the potential products. The regulatory approval process for novel product candidates such as TuHURA’s can be less predictable, more expensive and longer than for other, better known or extensively studied pharmaceutical or other product candidates.

The immuno-oncology industry is also rapidly developing, and TuHURA’s competitors may introduce new technologies improving the immune response to cancer that render TuHURA’s technologies obsolete or less attractive. New technology could emerge at any point in the development cycle of TuHURA’s product candidates.

If TuHURA’s clinical trials with its immune-oncology product TBS-2025 does not show any functionality in the ME tumor microenvironment (“TME”), TuHURA’s development plans, financial position, results of operations and prospects may be materially adversely affected.

While TuHURA plans to develop product candidates for use in solid tumors, including TBS-2025 acquired in the Kineta Merger, TuHURA’s immuno-oncology product candidate may not show any functionality in the TME. The cellular environment in which solid tumor cells thrive is generally hostile to T cells due to factors such as the presence of immunosuppressive cells, humoral factors and limited access to nutrients. TuHURA’s product candidates may not be able to access the solid tumor, and even if they do, they may not be able to exert anti- tumor effects in a hostile TME. In addition, the safety profile of TuHURA’s product candidates may differ in a solid tumor setting. As a result, TuHURA’s product candidate may not demonstrate efficacy in solid tumors. If TuHURA is unable to make its immuno-oncology product candidate function in tumors, TuHURA’s development plans, financial position, results of operations and prospects may be materially adversely affected.

TuHURA’s Risks Relating to Government Regulation

The FDA regulatory approval process is lengthy, time-consuming, and inherently unpredictable, and TuHURA may experience significant delays in the clinical development and regulatory approval, if any, of its product candidates.

The research, testing, manufacturing, labeling, approval, selling, import, export, adverse event reporting, record keeping, advertising, promotion, and distribution of drug products, including biologics, are subject to extensive regulation by the FDA and other regulatory authorities in the United States. TuHURA is not permitted to market any biological drug product in the United States until TuHURA receives a Biologics License from the FDA. TuHURA has not previously submitted a BLA to the FDA, or similar approval filings to comparable foreign authorities. However, A BLA must include extensive preclinical and clinical data and supporting information to establish that the product candidate is safe, pure, potent, and effective for each desired indication. The BLA must also include significant information regarding the chemistry, manufacturing, and controls for the product, and the manufacturing facilities must complete a successful pre-license inspection. TuHURA expects the novel nature of its product candidates to create further challenges in obtaining regulatory approval. The FDA may also require a panel of experts, referred to as an Advisory Committee, to deliberate on the adequacy of the safety and efficacy data to support licensure. The opinion of the Advisory Committee, although not binding, may have a significant impact on TuHURA’s ability to obtain licensure of the product candidates based on the completed clinical trials. Accordingly, the regulatory approval pathway for TuHURA’s product candidates may be uncertain, complex, expensive, and lengthy, and approval may not be obtained.

In addition, clinical trials can be delayed or terminated for a variety of reasons, including delays or failures related to:

•	obtaining regulatory approval to begin a trial, if applicable;

•	the availability of financial resources to begin and complete the planned trials;

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reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining approval at each clinical trial site by an IRB;

•	recruiting suitable patients to participate in a trial in a timely manner;

•	having patients complete a trial or return for post-treatment follow-up;

•	clinical trial sites deviating from trial protocol, not complying with GCP, or dropping out of a trial;

•	addressing any patient safety concerns that arise during the course of a trial;

•	addressing any conflicts with new or existing laws or regulations;

•	adding new clinical trial sites; or

•	manufacturing qualified materials under cGMP for use in clinical trials.

TuHURA’s third-party research institution collaborators may also experience similar difficulties in completing ongoing clinical trials and conducting future clinical trials of product candidates. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of TuHURA’s product candidates.

Future legislative and regulatory proposals may materially impact the ability of the FDA and other regulatory agencies to operate as they have historically operated. TuHURA cannot be sure whether additional legislative changes or executive orders will be enacted, or whether any of the FDA’s regulations, guidance or interpretations will be changed, or what the impact of such changes on the agency and its scientific review staff, if any, may be. For example, the next FDA user fee reauthorization package entered stakeholder negotiations in mid-2025, with any agreement to be sent to Congress in early 2027 for purposes of initiating the legislative process. Reauthorization of the prescription drug user fee program would need to be finalized by Congress by the end of September 2027 in order to avoid a disruption in FDA’s review goals for NDAs and other activities supported by user fees assessed against industry.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect TuHURA’s business. For example, over the last several years, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on TuHURA’s business. Further, future government shutdowns could impact TuHURA’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations. Future government shutdowns or slowdowns could also result in delays in the TuHURA’s interactions with the SEC and other government agencies, which could impact the TuHURA’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Obtaining and maintaining regulatory approval of TuHURA’s product candidates in one jurisdiction does not mean that TuHURA will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of TuHURA’s product candidates in one jurisdiction does not guarantee that TuHURA will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that TuHURA intends to charge for its products is also subject to approval.

Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for TuHURA and could delay or prevent the introduction of its products in certain countries. If TuHURA fails to comply with the regulatory requirements in international markets and/or to receive applicable marketing approvals, its target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.

Even if TuHURA receives regulatory approval of its product candidates, it will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and TuHURA may be subject to penalties if it fails to comply with regulatory requirements or experience unanticipated problems with its product candidates.

If TuHURA’s product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post- marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA, and comparable foreign regulatory authority, requirements, including ensuring that quality control and manufacturing procedures conform to current Good Manufacturing Practices, or cGMP, and in certain cases Good Tissue Practices (“cGTP”), regulations. As such, TuHURA and its contract manufacturers will be subject to continual review and inspections to assess compliance with cGMP and cGTp and adherence to commitments made in any BLA, other marketing application, and previous responses to inspection observations. Accordingly, TuHURA and others with whom it works must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that TuHURA receives for its product candidates may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including phase 4 clinical trials and surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a REMS program as a condition of approval of TuHURA’s product candidates, which could entail requirements for long-term patient follow-up, a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves TuHURA’s product candidates, TuHURA will have to comply with requirements including submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with cGMPs, cGTP and cGCPs for any clinical trials that TuHURA conducts post-approval.

Later discovery of previously unknown problems with TuHURA’s product candidates, including adverse events of unanticipated severity or frequency, or with TuHURA’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in the following among other things:

•	restrictions on the manufacturing of the product, the approved manufacturers or the manufacturing process;

•	restrictions on the labeling or marketing of a product;

•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	withdrawal of the product from the market;

•	product recalls;

•	warning or untitled letters from the FDA or comparable notice of violations from foreign regulatory authorities;

•	refusal of the FDA or other applicable regulatory authority to approve pending applications or supplements to approved applications;

•	fines, restitution or disgorgement of profits or revenues;

•	suspension or withdrawal of marketing approvals;

•	suspension of any of TuHURA’s ongoing clinical trials;

•	product seizure or detention or refusal to permit the import or export of products; and

•	consent decrees, injunctions or the imposition of civil or criminal penalties.

The FDA strictly regulates marketing, labeling, advertising, and promotion of products that are placed on the market. Drugs may be promoted only for the approved indications and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Non-compliance with European Union requirements regarding safety monitoring or pharmacovigilance can also result in significant financial penalties. Similarly, failure to comply with the European Union’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

The policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of TuHURA’s product candidates. TuHURA cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If TuHURA is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if TuHURA is not able to maintain regulatory compliance, TuHURA may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.

In addition, if TuHURA was able to obtain accelerated approval of any of TuHURA’s product candidates, the FDA would require TuHURA to conduct a confirmatory study to verify the predicted clinical benefit and additional safety studies. The results from the confirmatory study may not support the clinical benefit, which would result in the approval being withdrawn. While operating under accelerated approval, TuHURA will be subject to certain restrictions that it would not be subject to upon receiving regular approval.

Even if TuHURA obtains regulatory approval of its product candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centers, and others in the medical community.

TuHURA’s products may not become broadly accepted by physicians, patients, hospitals, cancer treatment centers, and others in the medical community. Several factors will influence whether TuHURA’s product candidates are accepted in the market, including:

•	the clinical indications for which TuHURA’s product candidates are approved;

•	physicians, hospitals, cancer treatment centers, and patients considering TuHURA’s product candidates as a safe and effective treatment;

•	the potential and perceived advantages of TuHURA’s product candidates over alternative treatments;

•	the prevalence and severity of any side effects;

•	any restrictions on concomitant TuHURA of other medications;

•	product labeling or product insert requirements of the FDA or other regulatory authorities;

•	limitations or warnings contained in the labeling approved by the FDA;

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the size of the market for such drug candidate, based on the size of the patient subsets that TuHURA is targeting, in their territories for which TuHURA gains regulatory approval and have commercial rights;

•	the safety of the drug candidate as demonstrated through broad commercial rights;

•	the adequacy of supply of TuHURA’s product candidates;

•	the timing of market introduction of TuHURA’s product candidates as well as competitive products;

•	the cost of treatment in relation to alternative treatments;

•	the amount of upfront costs or training required for physicians to administer TuHURA’s product candidates;

•	the availability of adequate coverage, reimbursement, and pricing by third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of coverage and reimbursement by third- party payors and government authorities;

•	support from patient advocacy groups;

•	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

•	the effectiveness of TuHURA’s sales and marketing efforts.

TuHURA’s ability to negotiate, secure and maintain third-party coverage and reimbursement for its product candidates may be affected by political, economic and regulatory developments in the United States, the European Union and other jurisdictions. Governments continue to impose cost containment measures, and third- party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. These and other similar developments could significantly limit the degree of market acceptance of any product candidate of ours that receives marketing approval in the future.

Even if TuHURA’s products achieve market acceptance, TuHURA may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than its products, are more cost effective or render TuHURA’s products obsolete.

TuHURA is and will be subject to stringent privacy laws, cybersecurity laws, regulations, policies and contractual obligations related to privacy and security, and changes in such laws, regulations, policies or how they are interpreted or changes in related contractual obligations could adversely affect TuHURA’s business.

TuHURA is subject to data privacy and protection laws and regulations that apply to the collection, transmission, processing, storage and use of personally-identifying information including comprehensive regulatory systems in the U.S. and EU, which, among other things, impose certain requirements relating to the privacy, security and transmission of personal information. The legislative and regulatory landscape for privacy and data protection continues to evolve worldwide, and there has been an increasing focus on privacy and data protection issues with the potential to affect TuHURA’s business. Failure to comply with any of these laws and regulations by TuHURA or third parties to whom TuHURA contracts certain types of work (like clinical trials) could result in enforcement action against TuHURA or such third parties, including fines, imprisonment of company officials and public censure, claims for damages by affected individuals, damage to TuHURA’s reputation and loss of goodwill, any of which could have a material adverse effect on its business, financial condition, results of operations or prospects.

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personal information. In particular, regulations promulgated pursuant to the HIPAA, establish privacy and security standards that limit the use and disclosure of individually identifiable health information, or protected health information, and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Determining whether protected health information has been handled in compliance with applicable privacy standards and its contractual obligations can be complex and may be subject to changing interpretation.

If TuHURA is unable to properly protect the privacy and security of protected health information or other personal, sensitive, or confidential information in its possession, TuHURA could be found to have breached its contracts. Further, if TuHURA fails to comply with applicable privacy laws, including applicable HIPAA privacy and security standards, TuHURA could face significant administrative, civil and criminal penalties. Enforcement activity can also result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal and outside resources. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. In addition to the risks associated with enforcement activities and potential contractual liabilities, TuHURA’s ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to its policies, procedures and systems.

In the EU, TuHURA may be subject to the General Data Protection Regulation (“GDPR”) which went into effect in May 2018 and which imposes obligations on companies that operate in TuHURA’s industry with respect to the processing of personal data and the cross-border transfer of such data. The GDPR imposes onerous accountability obligations requiring data controllers and processors to maintain a record of their data processing and policies. If TuHURA’s or TuHURA’s partners’ or service providers’ privacy or data security measures fail to comply with the GDPR requirements, TuHURA may be subject to litigation, regulatory investigations, enforcement notices requiring TuHURA to change the way TuHURA uses personal data and/or fines of up to 20 million Euros or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, as well as compensation claims by affected individuals, negative publicity, reputational harm and a potential loss of business and goodwill.

The GDPR may also impose additional compliance obligations relating to the transfer of data between TuHURA and its subsidiaries or other business partners. For example, the European Court of Justice recently invalidated the EU-U.S. Privacy Shield as a basis for transfers of personal data from the EU to the U.S. and raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses. Some customers or other service providers may respond to these evolving laws and regulations by asking TuHURA to make certain privacy or data-related contractual commitments that TuHURA is unable or unwilling to make. This could lead to the loss of current or prospective customers or other business relationships.

While TuHURA continues to address the implications of the recent changes to EU data privacy regulations, data privacy remains an evolving landscape at both the domestic and international level, with new regulations coming into effect and continued legal challenges, and TuHURA’s efforts to comply with the evolving data protection rules may be unsuccessful. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with TuHURA’s practices. TuHURA must devote significant resources to understanding and complying with this changing landscape. Failure to comply with laws regarding data protection would expose TuHURA to risk of enforcement actions taken by data protection authorities in the EU and elsewhere and carries with it the potential for significant penalties if TuHURA is found to be non-compliant. Similarly, failure to comply with federal and state laws in the United States regarding privacy and security of personal information could expose TuHURA to penalties under such laws. Any such failure to comply with data protection and privacy laws could result in government-imposed fines or orders requiring that TuHURA changes its practices, claims for damages or other liabilities, regulatory investigations and enforcement action, litigation and significant costs for remediation, any of which could adversely affect TuHURA’s business.

Even if TuHURA is not determined to have violated these laws, government investigations into these issues typically require the expenditure of significant resources and generate negative publicity, which could harm its business, financial condition, results of operations or prospects.

Coverage and reimbursement may be limited or unavailable in certain market segments for TuHURA’s product candidates, which could make it difficult for TuHURA to sell its product candidates profitably.

Successful sales of TuHURA’s product candidates, if approved, depend on the availability of adequate coverage and reimbursement from third-party payors. In addition, because TuHURA’s product candidates represent new approaches to treat cancer and other immune-related diseases, TuHURA cannot accurately estimate the potential revenue from its product candidates.

Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors are critical to new product acceptance.

Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third- party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require TuHURA to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of TuHURA’s products on a payor-by- payor basis, with no assurance that coverage and adequate reimbursement will be obtained. Even if TuHURA obtains coverage for a given product, the resulting reimbursement payment rates might not be adequate for TuHURA to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of TuHURA’s products. Patients are unlikely to use TuHURA’s product candidates unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of TuHURA’s product candidates. Because TuHURA’s product candidates have a higher cost of goods than conventional therapies, and may require long-term follow up evaluations, the risk that coverage and reimbursement rates may be inadequate for TuHURA to achieve profitability may be greater.

TuHURA intends to seek approval to market its product candidates in both the United States and in selected foreign jurisdictions. If TuHURA obtains approval in one or more foreign jurisdictions for its product candidates, TuHURA will be subject to rules and regulations in those jurisdictions. In some foreign countries, particularly those in the EU, the pricing of biologics is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after obtaining marketing approval of a product candidate. In addition, market acceptance and sales of TuHURA’s product candidates will depend significantly on the availability of adequate coverage and reimbursement from third-party payors for TuHURA’s product candidates and may be affected by existing and future health care reform measures.

TuHURA’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

TuHURA is exposed to the risk of fraud, misconduct or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with applicable laws and regulations of the FDA and other similar foreign regulatory bodies; provide true, complete and accurate information to the FDA and other similar foreign regulatory bodies; comply with manufacturing standards TuHURA has established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to TuHURA. If TuHURA obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, TuHURA’s potential exposure under such laws will increase significantly, and its costs associated with compliance with such laws are also likely to increase. These laws may impact, among other things, TuHURA’s current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in significant regulatory sanctions and cause serious harm to TuHURA’s reputation. It is not always possible to identify and deter misconduct by employees and other parties, and the precautions TuHURA takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting TuHURA from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against TuHURA, and TuHURA is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.

TuHURA’s relationships with prescribers, purchasers, third-party payors and patients will be subject to applicable anti-kickback, fraud and abuse and other health care laws and regulations, which could expose TuHURA to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Although TuHURA does not currently have any products on the market, upon commercialization of its drug candidates, if approved, TuHURA will be subject to additional health care statutory and regulatory requirements and oversight by federal and state governments in the United States as well as foreign governments in the jurisdictions in which TuHURA conducts its business. Physicians, other health care providers and third-party payors will play a primary role in the recommendation, prescription and use of any product candidates for which TuHURA obtains marketing approval. TuHURA’s future arrangements with such third parties may expose TuHURA to broadly applicable fraud and abuse and other health care laws and regulations that may constrain TuHURA’s business or financial arrangements and relationships through which TuHURA markets, sells and distributes any products for which TuHURA may obtain marketing approval. Restrictions under applicable domestic and foreign health care laws and regulations include, but are not limited to, the following:

•

the U.S. federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under a federal health care program such as Medicare and Medicaid; a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

U.S. federal false claims, false statements and civil monetary penalties laws, including the US False Claims Act, which impose criminal and civil penalties against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government; actions may be brought by the government or a whistleblower and may include an assertion that a claim for payment by federal health care programs for items and services which results from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

•

HIPAA, which imposes criminal and civil liability for executing a scheme to defraud any health care benefit program, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for health care benefits, items or services; similar to the U.S. federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

analogous state and foreign laws and regulations relating to health care fraud and abuse, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving health care items or services reimbursed by non-governmental third-party payors, including private insurers;

•	the FCPA and other anti-corruption laws and regulations pertaining to TuHURA’s financial relationships and interactions with foreign government officials;

•

the U.S. federal physician payment transparency requirements, sometimes referred to as the “Sunshine Act,” which requires manufacturers of drugs, devices, biologics and medical supplies that are reimbursable under Medicare, Medicaid, or the Children’s Health Insurance Program to report to the Centers for Medicare & Medicaid Services (“CMS”), information related to physician payments and other transfers of value to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals as well as the ownership and investment interests of physicians and their immediate family members. Beginning in 2022, applicable manufacturers are required to report such information regarding its relationships with physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and certified nurse midwives during the previous year;

•

analogous state and foreign laws that require pharmaceutical companies to track, report and disclose to the government and/or the public information related to payments, gifts, and other transfers of value or remuneration to physicians and other health care providers, marketing activities or expenditures, or product pricing or transparency information, or that require pharmaceutical companies to implement compliance programs that meet certain standards or to restrict or limit interactions between pharmaceutical manufacturers and members of the health care industry;

•

the U.S. federal laws that require pharmaceutical manufacturers to report certain calculated product prices to the government or provide certain discounts or rebates to government authorities or private entities, often as a condition of reimbursement under federal health care programs;

•

HIPAA, which imposes obligations on certain covered entity health care providers, health plans, and health care clearinghouses and their business associates that perform certain services involving the use or disclosure of individually identifiable health information as well as their covered subcontractors, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information; and

•

state and foreign laws that govern the privacy and security of health information in certain circumstances, including state security breach notification laws, state health information privacy laws and federal and state consumer protection laws, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of TuHURA’s business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, the Affordable Care Act (the “ACA”), among other things, amends the intent requirement of the federal Anti- Kickback Statute and criminal healthcare fraud statutes. As a result of such amendment, a person or entity no longer needs to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation. Moreover, the ACA provides that the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.

Efforts to ensure that TuHURA’s business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that TuHURA’s business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against TuHURA, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, imprisonment, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of TuHURA’s operations, any of which could adversely affect its ability to operate its business and its results of operations. In addition, the approval and commercialization of any of TuHURA’s product candidates outside the United States will also likely subject TuHURA to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. If any of the physicians or other health care providers or entities with whom TuHURA expects to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from federal health care programs.

Risks Relating to TuHURA’s Intellectual Property

TuHURA could be unsuccessful in obtaining or maintaining adequate patent protection for one or more of its products or product candidates.

TuHURA anticipates that it will file additional patent applications both in the United States and in other countries, as appropriate. However, TuHURA cannot predict:

•	if and when any patents will issue;

•	the degree and range of protection any issued patents will afford TuHURA against competitors, including whether third parties will find ways to invalidate or otherwise circumvent its patents;

•	whether others will apply for or obtain patents claiming aspects similar to those covered by TuHURA’s patents and patent applications; or

•	whether TuHURA will need to initiate litigation or administrative proceedings to defend its patent rights, which may be costly whether TuHURA wins or loses.

For biological and pharmaceutical products, claims directed to compositions of matter are generally considered to be the strongest form of intellectual property protection. Such claims are not directed to any particular use of the product, and therefore encompass all uses. TuHURA cannot be certain, however, that the claims in its pending patent applications covering the composition of matter of its product candidates will be considered patentable by the United States Patent and Trademark Office (“USPTO”) or foreign patent offices, or that TuHURA’s issued claims will be considered valid and enforceable by U.S. or foreign courts.

Claims directed to methods of use protect the use of a product for the specified method. This type of claim does not prevent a competitor from making and marketing a product that is identical to the product for a specific use that falls outside the scope of the patented method. Moreover, even if competitors do not actively promote their product for TuHURA’s targeted indications, physicians may prescribe these products “off-label” for those uses that are covered by TuHURA’s method claims. Although off-label prescriptions may infringe or contribute to the infringement of method claims, the practice is common and such infringement is difficult to prevent or prosecute. Many of TuHURA’s issued claims cover methods for making its cell therapy products.

Claims directed to methods of making a product protect the process by which a product is made. This type of claim does not prevent a competitor from marketing a product that is identical to TuHURA’s product, if the competitor’s product is made by a process outside the scope of the patented method.

The strength of patents in the biotechnology and pharmaceutical field can be uncertain, and evaluating the scope of such patents involves complex legal and scientific analyses. The patent applications that TuHURA owns or in-license may fail to result in issued patents with claims that cover its product candidates, methods of making its product candidates, or uses thereof in the United States or in other foreign countries. Even if the patents do successfully issue, third parties may challenge the validity, enforceability, or scope thereof, which may result in such patents being narrowed, invalidated, or held unenforceable. Furthermore, even if they are unchallenged, TuHURA’s patents and patent applications may not adequately protect its intellectual property or prevent others from designing their products to avoid being covered by its claims. If the breadth or strength of protection provided by the patents and patent applications TuHURA holds with respect to its product candidates is threatened, this could dissuade companies from collaborating with TuHURA to develop, and could threaten TuHURA’s ability to commercialize, TuHURA’s product candidates. Further, if TuHURA encounters delays in its clinical trials, the period of time during which TuHURA could market its product candidates under patent protection would be reduced. Because patent applications in the United States and most other countries are confidential for a period of time after filing, TuHURA cannot be certain that it was the first to file any patent application related to its product candidates.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information.

In addition to the protection afforded by patents, TuHURA seeks to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that TuHURA elects not to patent, processes for which patents are difficult to enforce, and any other elements of its product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. TuHURA seeks to protect its proprietary processes, in part, by entering into confidentiality agreements with its employees, consultants, outside scientific advisors, contractors, and collaborators. Although TuHURA uses reasonable efforts to protect its trade secrets, its employees, consultants, outside scientific advisors, contractors, and collaborators might intentionally or inadvertently disclose its trade secret information to competitors. In addition, competitors may otherwise gain access to TuHURA’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, TuHURA may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If TuHURA is unable to prevent unauthorized material disclosure of its intellectual property to third parties, or misappropriation of TuHURA’s intellectual property by third parties, TuHURA will not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, operating results, and financial condition.

Third-party claims of intellectual property infringement against TuHURA or its collaborators may prevent or delay its product discovery and development efforts.

TuHURA’s commercial success depends in part on it avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Recently, due to changes in U.S. law referred to as patent reform, procedures including inter parties review and post-grant review have been implemented. As stated above, this reform adds uncertainty to the possibility of challenge to TuHURA’s patents in the future.

Numerous U.S. and foreign issued patents and pending patent applications owned by third parties exist in the fields in which TuHURA is developing its product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that TuHURA’s product candidates may give rise to claims of infringement of the patent rights of others.

TuHURA may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, maintaining, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and TuHURA’s intellectual property rights in some countries outside the United States can have a different scope and strength than do those in the United States. To date, in addition to the United States, TuHURA has filed patent applications in Australia, Brazil, Canada, China, Europe (via European Patent Office), Hong Kong, India, Israel, Japan, Russian Federation, South Korea, Mexico, and Singapore. In addition, the laws of some foreign countries, such as China, Brazil, Russia, and India, do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, TuHURA may not be able to prevent third parties from practicing its inventions in all countries outside the United States, or from selling or importing products made using TuHURA’s inventions in and into the United States or other jurisdictions. Competitors may use TuHURA’s technologies in jurisdictions where TuHURA has not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where TuHURA has patent protection, but enforcement against importation of infringing products is challenging or legal remedies are insufficient. These products may compete with TuHURA’s products and its patents or other intellectual property rights may not be effective or adequate to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, such as China, Brazil, Russia, and India, do not favor the enforcement of patents, trade secrets and other intellectual property, particularly those relating to biopharmaceutical products, which could make it difficult in those jurisdictions for TuHURA to stop the infringement or misappropriation of its patents or other intellectual property rights, or the marketing of competing products in violation of TuHURA’s proprietary rights. Proceedings to enforce TuHURA’s patent and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of its business. Furthermore, such proceedings could put TuHURA’s patents at risk of being invalidated, held unenforceable, or interpreted narrowly, could put its patent applications at risk of not issuing, and could provoke third parties to assert claims of infringement or misappropriation against TuHURA. TuHURA may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, TuHURA’s efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that TuHURA develops or licenses.

TuHURA may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming, and unsuccessful.

Competitors may infringe TuHURA’s patents or the patents of its licensors. To cease such infringement or unauthorized use, TuHURA may be required to file patent infringement claims, which can be expensive and time- consuming. In addition, in an infringement proceeding or a declaratory judgment action against TuHURA, a court may decide that one or more of TuHURA’s patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that TuHURA’s patents do not cover the technology in question. An adverse result in any litigation or defense proceeding could put one or more of TuHURA’s patents at risk of being invalidated, held unenforceable, or interpreted narrowly and could put its patent applications at risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from TuHURA’s business.

Interference or derivation proceedings provoked by third parties or brought by the USPTO may be necessary to determine the priority of inventions with respect to, or the correct inventorship of, TuHURA’s patents or patent applications or those of its licensors. An unfavorable outcome could result in a loss of TuHURA’s current patent rights and could require TuHURA to cease using the related technology or to attempt to license rights to it from the prevailing party. TuHURA’s business could be harmed if the prevailing party does not offer TuHURA a license on commercially reasonable terms. Litigation, interference, or derivation proceedings may result in a decision adverse to TuHURA’s interests and, even if it is successful, may result in substantial costs and distract its management and other employees.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of TuHURA’s confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of shares of Common Stock.

Issued patents covering TuHURA’s product candidates could be found invalid or unenforceable if challenged in court or before the USPTO or comparable foreign authority.

If TuHURA or one of its licensing partners initiate legal proceedings against a third party to enforce a patent covering one of TuHURA’s product candidates, the defendant could counterclaim that the patent covering TuHURA’s product candidate is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post-grant review, and equivalent proceedings in foreign jurisdictions, such as opposition or derivation proceedings. Such proceedings could result in revocation or amendment to TuHURA’s patents in such a way that they no longer cover and protect its product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity of TuHURA’s patents, for example, TuHURA cannot be certain that there is no invalidating prior art of which it, its patent counsel, and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, TuHURA would lose at least part, and perhaps all, of the patent protection on its product candidates. Such a loss of patent protection could have a material adverse impact on TuHURA’s business.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing TuHURA’s ability to protect its products.

As is the case with other biopharmaceutical companies, TuHURA’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves, both technological and legal complexity, and is therefore costly, time-consuming, and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to TuHURA’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken TuHURA’s ability to obtain new patents or to enforce its existing patents and patents that TuHURA might obtain in the future. For example, in, Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to naturally-occurring substances are not patentable. Although TuHURA does not believe that any of the patents owned or licensed by TuHURA will be found invalid based on this decision, TuHURA cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of its patents.

TuHURA may be subject to claims that its employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties.

TuHURA has received confidential and proprietary information from third parties. In addition, TuHURA employs individuals who were previously employed at other biotechnology or pharmaceutical companies. TuHURA may be subject to claims that it or its employees, consultants, or independent contractors have inadvertently or otherwise used or disclosed confidential information of these third parties or TuHURA’s employees’ former employers. Litigation may be necessary to defend against these claims. Even if TuHURA is successful in defending against these claims, litigation could result in substantial cost and be a distraction to TuHURA’s management and employees.

TuHURA may face competition from biosimilars, which may have a material adverse impact on the future commercial prospects of its product candidates.

Even if TuHURA is successful in achieving regulatory approval to commercialize a product candidate faster than its competitors, TuHURA may face competition from biosimilars. The Patient Protection and Affordable Care Act, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”). The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. While certain biosimilar products have been approved by the FDA for use in the United States, none of these have been cell therapy products and none have been interchangeable biosimilars. The FDA has issued several guidance documents outlining an approach to review and approval of biosimilars. Additional guidance is expected to be finalized by the FDA in the near term.

Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that the product is “highly similar” to the reference product notwithstanding minor differences in clinically inactive components and that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity, and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and, for products administered multiple times, that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own non-clinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity, and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. At this juncture, it is unclear whether products deemed “interchangeable” by the FDA will, in fact, be readily substituted by pharmacies, which are governed by state pharmacy law.

If competitors are able to obtain marketing approval for biosimilars referencing TuHURA’s products, TuHURA’s products may become subject to competition from such biosimilars, with the attendant competitive pressure and consequences.

TuHURA may be subject to claims challenging the inventorship of its patents and other intellectual property.

Although TuHURA is not currently experiencing any claims challenging the inventorship of its patents or ownership of its intellectual property, it may in the future be subject to claims that former employees, collaborators, or other third parties have an interest in its patents or other intellectual property as an inventor or co-inventor. For example, TuHURA may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing its product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If TuHURA fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on TuHURA’s business. Even if TuHURA is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Risks Relating to the Commercialization of TuHURA’s Product Candidates

TuHURA’s product candidates have never been manufactured on a commercial scale, and there are risks associated with scaling up manufacturing to commercial scale.

TuHURA’s product candidates have never been manufactured on a commercial scale, and there are risks associated with scaling up manufacturing to commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, lot consistency and timely availability of raw materials. There is no assurance that TuHURA’s manufacturers will be successful in establishing a larger- scale commercial manufacturing process for its product candidates that achieves its objectives for manufacturing capacity and cost of goods. Even if TuHURA could otherwise obtain regulatory approval for any product candidate, there is no assurance that its manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If TuHURA’s manufacturers are unable to produce sufficient quantities of the approved product for commercialization, its commercialization efforts would be impaired, which would have an adverse effect on its business, financial condition, results of operations and growth prospects.

Even if TuHURA is able to commercialize any of its product candidates, such products may become subject to unfavorable pricing regulations, third-party reimbursement practices or health care reform initiatives, which would harm TuHURA’s business.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug and biological products vary widely from country to country. Current and future legislation may change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product marketing approval is granted and, in some markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, TuHURA may obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay its commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues TuHURA is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder TuHURA’s ability to recoup its investment in one or more product candidates, even if its product candidates obtain marketing approval.

TuHURA’s ability to commercialize any product candidates successfully also will depend in part on the extent to which coverage and reimbursement for these product candidates and related treatments will be available from government authorities, private health insurers and other organizations. In the United States, reimbursement varies from payor to payor. Reimbursement agencies in Europe may be more conservative than federal health care programs or private health plans in the United States. For example, a number of cancer drugs are generally covered and paid for in the United States, but have not been approved for reimbursement in certain European countries. A primary trend in the U.S. health care industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of payments for particular products. For example, payors may limit coverage to specific drug or biological products on an approved list, also known as a formulary, which might not include all of the FDA-approved drugs or biologics for a particular indication. Payors may require use of alternative therapies or a demonstration that a product is medically necessary for a particular patient before use of a product will be covered. Additionally, payors may seek to control utilization by imposing prior authorization requirements.

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for products. TuHURA cannot be sure that coverage will be available for any product candidate that it commercializes and, if coverage is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product candidate for which TuHURA obtains marketing approval. Patients are unlikely to use TuHURA’s products, if they are approved for marketing, unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of such products. If reimbursement is not available or is available only to limited levels, TuHURA may not be able to successfully commercialize any product candidate for which TuHURA obtains marketing approval.

There may be significant delays in obtaining coverage and reimbursement for newly approved drugs and biologics, and coverage may be more limited than the purposes for which the drug is approved by the FDA or comparable foreign regulatory authorities. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers TuHURA’s costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover TuHURA’s costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by federal health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. In the United States, third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. In the European Union, reference pricing systems and other measures may lead to cost containment and reduced prices. TuHURA’s inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products that TuHURA develops could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products and its overall financial condition.

Further, there have been, and may continue to be, legislative and regulatory proposals at the U.S. federal and state levels and in foreign jurisdictions directed at broadening the availability and containing or lowering the cost of healthcare including plans announced by the Trump Administration to reform the U.S. pharmaceutical pricing system significantly through rulemaking and executive orders. In addition, existing legislation aimed at patient affordability in the United States such as the ACA may be repealed or replaced. The continuing efforts of the government, insurance companies, managed care organizations and other third-party payors to contain or reduce costs of healthcare may adversely affect TuHURA’s ability to set prices for its products that would allow it to achieve or sustain profitability. In addition, governments may impose price controls on any of TuHURA’s products that obtain marketing approval, which may adversely affect TuHURA’s future profitability.

In some foreign countries, particularly the member states of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can be a long and expensive process after the receipt of marketing approval for a product candidate. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various EU member states and parallel distribution, or arbitrage between low-priced and high-priced member states, can further reduce prices. In some countries, TuHURA may be required to conduct additional clinical trials that compare the cost-effectiveness of its product candidates to other available therapies in order to obtain reimbursement or pricing approval. Publication of discounts by third-party payors or authorities may lead to further pressure on prices or reimbursement levels within the country of publication and other countries. If reimbursement of TuHURA’s products is unavailable or limited in scope or amount in a particular country, or if pricing is set at unsatisfactory levels, TuHURA may be unable to achieve or sustain profitability for sales of any of its product candidates that are approved for marketing in that country and its business could be adversely affected.

TuHURA has no experience selling, marketing or distributing products and currently have no internal marketing and sales force. If TuHURA is unable to establish effective marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, it may not be able to effectively market and sell its product candidates, if approved, or generate product revenues.

TuHURA currently has no sales, marketing or distribution capabilities and have no experience as a company in the sale or marketing of pharmaceutical products. There can be no assurance that TuHURA will be able to market and sell its products in the United States or overseas. In order to commercialize any product candidates, TuHURA must build on a territory-by-territory basis marketing, sales, distribution, managerial and other non- technical capabilities or make arrangements with third parties to perform these services, and TuHURA may not be successful in doing so. Therefore, with respect to the commercialization of all or certain of TuHURA’s product candidates, TuHURA may choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment its own sales force and distribution systems or in lieu of its own sales force and distribution systems. If so, TuHURA’s success will depend, in part, on its ability to enter into and maintain collaborative relationships for such capabilities, such collaborators’ strategic interest in the products under development and such collaborators’ ability to successfully market and sell any such products.

If TuHURA is unable to enter into such arrangements when needed on acceptable terms or at all, TuHURA may not be able to successfully commercialize any of its product candidates that receive regulatory approval, or any such commercialization may experience delays or limitations. Further, to the extent that TuHURA depends on third parties for marketing and distribution, any revenues TuHURA receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

To the extent that TuHURA decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its products, TuHURA may in the future need to establish an internal sales and marketing team with technical expertise and supporting distribution capabilities to commercialize its product candidates, which could be expensive, time-consuming and requiring significant attention of its executive officers to manage. Further, TuHURA may not have sufficient resources to allocate to the sales and marketing of its products.

Any failure or delay in the development of sales, marketing and distribution capabilities, through collaboration with one or more third parties or through internal efforts, would adversely impact the commercialization of any of TuHURA’s products that TuHURA obtains approval to market. As a result, TuHURA’s future product revenue will suffer and TuHURA may incur significant additional losses.

Risks Related to the Kineta Merger

The market price of Common Stock may decline in the future as a result of the sale of shares of Common Stock held by former Kineta stockholders or current TuHURA stockholders.

Following their receipt of shares of Common Stock as merger consideration (the “Merger Consideration”), former Kineta stockholders may seek to sell the shares of Common Stock delivered to them, and, other than former directors and executive officers of Kineta who are subject to a lock-up of one-third of the shares of Common Stock they receive as Merger Consideration, which lock-up expires on December 27, 2025, the TuHURA-Kineta Merger Agreement contains no restriction on the ability of former Kineta stockholders to sell such shares of Common Stock following consummation of the Kineta Merger. Other stockholders of Common Stock may also seek to sell shares of Common Stock held by them following the consummation of the Kineta Merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of Common Stock, may affect the market for, and the market price of, Common Stock in an adverse manner.

The unaudited pro forma financial statements relating to the Kineta Merger are based on assumptions and estimates and may not reflect actual future results.

The pro forma financial statements included in this prospectus give effect to the Kineta Merger and are presented for illustrative purposes only. They are not necessarily indicative of TuHURA’s actual financial position or results of operations that would have occurred had the merger been completed on the dates assumed, nor are they predictive of our future financial condition or operating results. The preparation of pro forma financial information involves a number of significant assumptions, including estimates of purchase price allocation, transaction costs, synergies, and other adjustments that may not be realized or may differ materially from actual results. In addition, the integration of Kineta’s business with ours is ongoing, and actual performance may be influenced by factors that were not or could not have been accounted for in the pro forma data. Accordingly, you should not place undue reliance on the pro forma financial statements as an indication of our future performance or financial condition.

TuHURA will incur significant costs in connection with the Kineta Merger.

TuHURA has incurred and expects to incur a number of non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Kineta Merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including retention and severance payments that may be made to certain TuHURA employees and Kineta employees, filing fees, printing and mailing expenses and other related charges.

TuHURA will also incur integration costs in connection with the Kineta Merger. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Kineta Merger and the integration of the two companies’ businesses.

TuHURA’s products may not be compatible or integrate effectively with TBS-2025 (formerly known as KVA12123), which could adversely affect TuHURA’s business, operations or growth prospects.

There can be no assurance that TuHURA’s products will function as intended with TBS-2025 or that future updates, configurations, or technical requirements of TBS-2025 will remain compatible with TuHURA’s solutions. If integration with TBS-2025 does not occur as expected or if interoperability is impaired, delayed, or requires unanticipated development effort, TuHURA may experience reduced customer satisfaction, increased costs, delays in product deployment, or lost revenue opportunities. In addition, TuHURA’s reliance on TBS-2025 for key functionalities or use cases may expose us to risks outside of TuHURA’s control, including changes made by third parties without notice. Any failure of our products to integrate or perform as expected with TBS- 2025 could materially and adversely affect TuHURA’s business, reputation, and financial results.

General Risk Factors Related to TuHURA

TuHURA’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which TuHURA competes achieve the forecasted growth, its business may not grow at similar rates, or at all.

TuHURA’s market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Its estimates and forecasts relating to size and expected growth of its target market may prove to be inaccurate. Even if the markets in which TuHURA ultimately competes meet its size estimates and growth forecasts, its business may not grow at similar rates, or at all. TuHURA’s growth is subject to many factors, including its success in implementing its business strategy, which is subject to many risks and uncertainties.

TuHURA’s revenue will depend, in part, upon the size of the markets in the territories for which TuHURA gains regulatory approval, the accepted price for its products, the ability to obtain coverage and reimbursement and whether TuHURA owns the commercial rights for that territory. If the number of its addressable patients is not as significant as TuHURA estimates, the indication approved by regulatory authorities is narrower than TuHURA expects or the treatment population is narrowed by competition, physician choice, or treatment guidelines, TuHURA may not generate significant revenue from sales of such products, even if approved.

TuHURA’s business could be adversely affected by economic downturns, inflation, increases in interest rates, natural disasters, public health crises, political crises, geopolitical events, or other macroeconomic conditions, which could have a material and adverse effect on its results of operations and financial condition.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including, among other things, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, supply chain shortages, increases in inflation rates, higher interest rates, and uncertainty about economic stability. The Federal Reserve has raised interest rates multiple times in response to concerns about inflation and it may raise them again.

Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect consumer spending. Any such volatility and disruptions may adversely affect its business or the third parties on whom TuHURA relies. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more costly, more dilutive, or more difficult to obtain in a timely manner or on favorable terms, if at all. Increased inflation rates can adversely affect TuHURA by increasing its costs, including labor and employee benefit costs.

TuHURA may in the future experience disruptions as a result of such macroeconomic conditions, including delays or difficulties in initiating or expanding clinical trials and manufacturing sufficient quantities of materials. Any one or a combination of these events could have a material and adverse effect on its results of operations and financial condition.

TuHURA’s articles of incorporation, as amended, allow for TuHURA’s Board of Directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

TuHURA’s Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. TuHURA’s Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock without further stockholder approval. As a result, the Board of Directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to TuHURA’s assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of Common Stock. In addition, TuHURA’s Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock, or that is convertible into Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders. Although TUHURA has no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, TuHURA may issue such shares in the future.

TuHURA’s bylaws designate a state court located in the State of Nevada and, to the extent enforceable, the U.S. federal district courts in Nevada as the exclusive forums for substantially all disputes between TuHURA and its stockholders, which will restrict the ability of former Kineta stockholders to choose the judicial forum for disputes with TuHURA or its directors, officers or employees.

TuHURA’s bylaws provide that, unless TuHURA consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of TuHURA, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of TuHURA to the TuHURA or TuHURA’s stockholders, (iii) any action asserting a claim against TuHURA or any director or officer or other employee of TuHURA arising pursuant to any provision of Chapter 78 or Chapter 92A of the NRS or TuHURA’s articles of incorporation or bylaws, or (iv) any action asserting a claim against TuHURA or any director or officer or other employee of TuHURA governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada). Nothing in the TuHURA’s articles of incorporation or bylaws, would preclude stockholders that assert claims under the Exchange Act from bringing such claims in federal court to the extent the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Nevada statutes expressly authorize forum selection provisions in bylaws and charters